EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

ZOOM TECHNOLOGIES, INC.

AND

ZOOM TELEPHONICS, INC.

AND

LEI GU

AND

GOLD LION HOLDING LIMITED

AND

TIANJIN TONG GUANG GROUP

DIGITAL COMMUNICATION CO., LTD

Dated: January 28, 2009

INDEX OF ATTACHMENTS

ANNEX

ANNEX I

Definitions

EXHIBITS

EXHIBIT A

Form of Separation Agreement

EXHIBIT B

Form of Lock-Up and Voting Agreement

EXHIBIT C

Form of Founder Lock-Up Agreement

EXHIBIT D

Form of License Agreement

EXHIBIT E

Form of Separation Agreement and General Release

EXHIBIT F

Form of Opinion of Cozen O’Connor

SCHEDULES

SCHEDULE 1

Schedule of Leimone Companies

SCHEDULE 2

Seller Party Disclosure Schedule

SCHEDULE 3

Zoom Disclosure Schedule

i

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of January 28, 2009 (this “Agreement”), by and among ZOOM TECHNOLOGIES, INC., a corporation incorporated in the State of Delaware, USA (“Zoom”), ZOOM TELEPHONICS, INC., a corporation incorporated in the State of Delaware, USA (“Zoom Telephonics”), LEI GU, a citizen of the PRC (“Gu”), GOLD LION HOLDING LIMITED, a company organized and existing under the laws of the British Virgin Islands (“Gold Lion”) and TIANJIN TONG GUANG GROUP DIGITAL COMMUNICATION CO., LTD, a company organized under the laws of the PRC (“TCB Digital”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex I hereto.

RECITALS

WHEREAS, Zoom Telephonics is the wholly owned Subsidiary of Zoom;

WHEREAS, Zoom desires to contribute, distribute or otherwise transfer all of its current and future assets and liabilities related to the Zoom Legacy Business to Zoom Telephonics;

WHEREAS, immediately following the Zoom Separation, Zoom desires to issue a dividend to its stockholders of record as of the Closing Date consisting of 100% of the issued and outstanding capital stock of Zoom Telephonics;

WHEREAS, Gu owns 70.6% of the outstanding capital stock of Gold Lion;

WHEREAS, Gold Lion owns 100% of the outstanding capital stock of Jiansu Leimone Electronics Co., Ltd., a foreign investment enterprise organized under the laws of the PRC (“Jiansu Leimone”);

WHEREAS, Jiansu Leimone owns 51.03% of the outstanding capital stock of TCB Digital;

WHEREAS, Gold Lion desires to exchange the outstanding capital stock of Jiansu Leimone for common stock of Zoom in order to gain access to the U.S. capital markets and obtain a listing on the NASDAQ Capital Market;

WHEREAS, immediately following the Zoom Separation and Distribution, Zoom desires to acquire the outstanding capital stock of Jiansu Leimone in exchange for the issuance by Zoom to Gold Lion of 4,225,219 shares of Zoom common stock (the “Share Exchange”), subject to the upward adjustment described in this Agreement;

WHEREAS, the Share Exchange is intended to constitute a tax-free reorganization under Section 368 of the Code, or such other tax free reorganization exemptions that may be available under the Code;

WHEREAS, Gu holds an option indirectly through Hebei Leimone Technology Co., Ltd. (the “TCB Option”) to acquire 28.97% of the outstanding capital stock of TCB Digital (the “TCB Option Shares”);

WHEREAS, Zoom desires to provide Gu the option to exchange the TCB Option Shares for the issuance by Zoom to Gold Lion of 2,402,576 shares of Zoom common stock, subject to the upward adjustment described in this Agreement;

WHEREAS, Gu owns, directly or indirectly, shares of Spread Bridge, Zhejiang Leimone, He Bei Lei Ming Digital, Shanghai Leimone, and Leimone Culture (the “Leimone Companies”);

WHEREAS, Gu owns, directly or indirectly, the number of shares of outstanding common stock of each of the Leimone Companies (the “Leimone Shares”) as set forth on Schedule 1;

WHEREAS, Zoom desires to have an option to purchase Gu’s ownership interest in the Leimone Companies as set forth on Schedule 1; and

WHEREAS, in connection with the Share Exchange, TCB Digital desires to license certain intellectual property from Zoom Telephonics;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

SHARE EXCHANGE; DISTRIBUTION

Section 1.1

Share Exchange.  Upon the terms and subject to the conditions hereof, at the Closing, Gold Lion shall sell, transfer, convey, assign and deliver to Zoom free and clear of all Liens, all of the right, title and interest of Gold Lion in and to 100% of the outstanding capital stock of Jiansu Leimone, which owns 51.03% of the issued and outstanding capital stock of TCB Digital (the “JL Shares”) and Zoom shall be entitled to purchase from Gu, shares of common stock owned by Gu of each of the Leimone Companies (the “Purchase Option”) at the Option Price as defined in Section 1.3 below.  In exchange for such JL Shares and the Purchase Option, Zoom shall sell, issue and deliver to Gold Lion or its designees free and clear of all Liens, 4,225,219 shares of Zoom common stock in accordance with this Article 1.

Section 1.2

Equity Payment.

(a)

Upon the terms and subject to the conditions hereof, at the Closing, Zoom shall issue and deliver to Gold Lion or its designees 4,225,219 shares of Zoom common stock (the “Equity Payment”).

(b)

The number of shares issuable pursuant to the Equity Payment to Gold Lion or its designees shall be increased to 5,818,439 shares of Zoom common stock if either:  (i) as of the date of the Stockholder Approval, Zoom’s common stock is not listed on the NASDAQ Capital Market or (ii) the NASDAQ Capital Market has not approved Zoom’s listing application for the post-transaction entity within 30 days after the Closing of the Share Exchange; provided that these additional shares would not be issuable if TCB Digital’s net income after tax is less than $2.7 million for the year ended December 31, 2008 or if TCB Digital does not deliver to Zoom its final audited financial statements (including balance sheets, related consolidated statements of income, cash flow, and stockholders’ equity for the respective periods then ended, including all footnotes) for the years ended December 31, 2008 and 2007, in compliance with U.S. GAAP and in compliance with SEC regulations, on or before March 31, 2009.

Section 1.3

Option Price.  Zoom will have the option, during the specified period set forth in Schedule 1 for each Leimone Company (the “Option Period”), to purchase the shares owned by Gu of such Leimone Company at the option price (the “Option Price”), which is the greater of either (i) a minimum set price (the “Minimum Purchase Price”) multiplied by the percentage ownership being purchased by Zoom or (ii) the price calculated by multiplying (X) a company-specific multiple (the “Purchase Option Multiple”) by (Y) the percentage ownership being purchased by Zoom by (Z) such Leimone Company’s trailing four quarters’ net income after tax, as determined in accordance with U.S. GAAP.  Schedule 1 sets forth for each of the Leimone Companies, the Option Period, the Minimum Purchase Price, and the Purchase Option Multiple.

(a)

Quarterly Financial Statements. For the purpose of calculating the quarterly net income after tax set forth in Section 1.3(ii)(Z), the quarterly net income of each of the Leimone Companies shall be determined in accordance with U.S. GAAP.  For each Leimone Company for which the Option Period commences during 2009, Gu shall cause such Leimone Company to provide Zoom with unaudited financial statements for such entities in accordance with U.S. GAAP for the year ended December 31, 2008 and the quarter ended March 31, 2009, no later than June 30, 2009, and, thereafter, with unaudited financial statements using U.S. GAAP and evidencing the quarterly net income no later than 45 days after the close of each fiscal quarter, beginning with the quarter ending June 30, 2009.  For each Leimone Company for which the Option Period commences during 2010, Gu shall cause such Leimone Company to provide Zoom with unaudited financial statements for such entities in accordance with U.S. GAAP for the year ended December 31, 2009 and the quarter ended March 31, 2010, no later than June 30, 2010, and, thereafter, with unaudited financial statements using U.S. GAAP and evidencing the quarterly net income no later than 45 days after the close of each fiscal quarter, beginning with the quarter ending June 30, 2010. The obligation to provide financial statements for the Leimone Companies pursuant to this Section 1.3(a) shall terminate with respect to each Leimone Company upon the earlier of (i) the exercise by Zoom of its Purchase Option with respect to such Leimone Company and (ii) the end of the Option Period with respect to such Leimone Company.

(b)

Past Financial Statements.  Gu agrees that if Zoom exercises its Purchase Option with respect to any of the Leimone Companies, he will cause such Leimone Company to provide Zoom with financial statements with respect to such Leimone Company as required by Zoom to complete any required SEC filings in connection with the exercise of the Purchase Option in form and substance reasonably satisfactory to Zoom and as required by the SEC.

Section 1.4

Option Payment.  If Zoom elects to exercise its Purchase Option with respect to any of the Leimone Companies, Zoom may pay the Option Price, at Zoom’s sole discretion, in cash, with Zoom common stock, or a combination thereof.  If Zoom chooses to pay all or a portion of the Option Price with Zoom common stock, such common stock shall be valued at the Fair Market Value as determined on the date on which Zoom delivers the Option Price to Gu or his designee.

Section 1.5

Leimone Company Purchase Agreement.  In connection with each purchase of Gu’s shares pursuant to Zoom’s exercise of its Purchase Option rights hereunder, Gu agrees to enter into, and cause each Leimone Company for which Zoom has exercised its Purchase Option rights to enter into, a purchase agreement on terms and conditions substantially similar to the relevant terms and conditions set forth herein.

Section 1.6

TCB Option Shares.  If Gu through Hebei Leimone Technology Co., Ltd. exercises the TCB Option, Gu or his designee shall have the option to exchange the TCB Option Shares for the issuance by Zoom to Gold Lion or its designees of 2,402,576 shares of Zoom common stock, which are free and clear of all Liens. The number of shares issuable to Gold Lion or its designees for the TCB Option Shares shall be increased to 3,308,524 shares of Zoom common stock if either:  (i) as of the date of the Stockholder Approval, Zoom’s common stock is not listed on the NASDAQ Capital Market or (ii) the NASDAQ Capital Market has not approved Zoom’s listing application for the post-transaction entity within 30 days after the Closing of the Share Exchange; provided that these additional shares would not be issuable if TCB Digital’s net income after tax is less than $2.7 million for the year ended December 31, 2008 or if TCB Digital does not deliver to Zoom its final audited financial statements (including balance sheets, related consolidated statements of income, cash flow, and stockholders’ equity for the respective periods then ended, including all footnotes) for the years ended December 31, 2008 and 2007, in compliance with U.S. GAAP and in compliance with SEC regulations, on or before March 31, 2009.

Section 1.7

Separation Agreement. No later than February 27, 2009, Zoom and Zoom Telephonics will execute the Separation Agreement, in substantially the form attached as Exhibit A hereto, as may be further amended by agreement among Zoom, Zoom Telephonics and TCB Digital, pursuant to which Zoom will agree to contribute, distribute or otherwise transfer all of its current and future assets and liabilities related to the Zoom Legacy Business to Zoom Telephonics (the “Zoom Separation”) immediately prior to the Closing of the Distribution and Share Exchange.

Section 1.8

Dividend.  Immediately following the Zoom Separation and immediately prior to the Closing of the Share Exchange, Zoom will issue a dividend to its stockholders of record as of the Closing Date consisting of 100% of the issued and outstanding capital stock of Zoom Telephonics (the “Distribution”).

Section 1.9

Zoom Options. At the Closing, Zoom shall take all required actions such that each then outstanding option to purchase shares of Zoom common stock (the “Zoom Options”), whether or not exercisable at the Closing Date and regardless of the respective exercise prices thereof, will be modified such that any vesting provision provided in such options that requires the continued service of the holder to Zoom or its Subsidiaries to vest shall thereafter continue to vest in accordance with the vesting schedule included in such option without the need for the holder to continue to provide service to Zoom or its Subsidiaries. As soon as reasonably practicable after the Closing, Zoom will use all reasonable efforts to issue to each Person who holds a Zoom Option a document evidencing the foregoing modification.

Section 1.10

Signing Consideration Shares.  Upon the delivery by the Seller Parties of a signed copy of this Agreement to Zoom, Zoom shall authorize the issuance and delivery within three (3) business days, to Gold Lion or its designee(s) certificate(s) representing the right, title and interest in and to the Signing Consideration Shares, free and clear of all Liens.   When issued, the Signing Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable.  Gold Lion and any of its designees who receive Signing Consideration Shares shall be entitled to retain the Signing Consideration Shares even in the event that this Agreement is terminated prior to Closing.  The Signing Consideration Shares are in addition to, and not to be deducted from, the Equity Payment or any other consideration provided for herein.

ARTICLE 2

THE CLOSING

Section 2.1

Closing.

  The Closing (the “Closing”) of the Share Exchange, Distribution and the other transactions contemplated hereby, other than transactions related to the exercise of the Purchase Option and the TCB Option (the “Transactions”), shall take place at the offices of Cozen O’Connor at The Army and Navy Club Building, 1627 I Street, NW, Suite 1100, Washington, DC 20006 commencing at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing), or on such other date and at such other time as the Parties may mutually determine in writing (the “Closing Date”).

Section 2.2

Deliveries of the Parties.

  At the Closing, (i) the Seller Parties (directly and/or through its nominees) shall deliver to Zoom (a) the various certificates, opinions, instruments, agreements and documents referred to in Section 10.2 below and (b) a certificate representing the right, title and interest in and to the JL Shares, free and clear of all Liens, and (ii) Zoom and Zoom Telephonics shall deliver to the Seller Parties (a) the various certificates, opinions, instruments, agreements and documents referred to in Section 10.1 below and (b) a certificate representing the right, title and interest in and to the Equity Payment, free and clear of all Liens.

Section 2.3

Further Assurances.

  Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GOLD LION AND TCB DIGITAL

Subject to the exceptions set forth in the Disclosure Schedule of Gold Lion and TCB Digital attached hereto as Schedule 2 (the “Seller Party Disclosure Schedule”), Gold Lion and TCB Digital (the “Seller Parties”), jointly and severally, represent and warrant to Zoom as of the date hereof and as of the Closing as follows:

Section 3.1

JL Shares.

(a)

Good Title. Gold Lion owns 100% of the outstanding capital stock of Jiansu Leimone and is the registered and beneficial owner of the JL Shares and has good and marketable title to the JL Shares, with the right and authority to sell and deliver such JL Shares.  Jiansu Leimone owns 51.03% of the registered capital stock of TCB Digital.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Zoom as the new owner of such JL Shares in the share register of Jiansu Leimone, Zoom will receive good title to such JL Shares, free and clear of all Liens.

(b)

Capital Structure. The registered capital of each of Jiansu Leimone and TCB Digital and the total number of shares and type of all authorized, issued and outstanding capital stock of each of Jiansu Leimone and TCB Digital and all shares of capital stock of each of Jiansu Leimone and TCB Digital reserved for issuance under various option and incentive plans of Jiansu Leimone or TCB Digital, are set forth in Section 3.1(b) of the Seller Party Disclosure Schedule.  Except as set forth in Section 3.1(b) of the Seller Party Disclosure Schedule: (i) no shares of capital stock or other voting securities of Jiansu Leimone or TCB Digital are issued, reserved for issuance or outstanding; (ii) all outstanding shares of the capital stock of Jiansu Leimone and TCB Digital are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Jiansu Leimone Constituent Instruments or TCB Digital Constituent Instruments or any Contract to which any of the Seller Parties are a party or otherwise bound; (iii) there are no bonds, debentures, notes or other indebtedness of Jiansu Leimone or TCB Digital having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of capital stock of Jiansu Leimone or TCB Digital may vote (“Voting TCB Debt”); (iv) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Jiansu Leimone or TCB Digital is a party or is bound (A) obligating Jiansu Leimone or TCB Digital to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Jiansu Leimone or TCB Digital or any Voting TCB Debt, (B) obligating Jiansu Leimone or TCB Digital to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Jiansu Leimone or TCB Digital; and (v) as of the date of this Agreement, there are no outstanding contractual obligations of Jiansu Leimone or TCB Digital to repurchase, redeem or otherwise acquire any shares of Jiansu Leimone or TCB Digital capital stock.

Section 3.2

Organization and Standing.   Each of Jiansu Leimone and TCB Digital is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each of Jiansu Leimone and TCB Digital is duly qualified to do business in each of the jurisdictions in which property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Each of Jiansu Leimone or TCB Digital has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted.  The Seller Parties have delivered to Zoom true and complete copies of the Jiansu Leimone Constituent Instruments and the TCB Digital Constituent Instruments.

Section 3.3

Authority; Execution and Delivery; Enforceability; Control Status.  The Seller Parties each have the authority to execute and deliver this Agreement and the Transaction Documents and to consummate the Transactions contemplated hereby and thereby.  Each of this Agreement and the Transaction Documents has been duly executed and delivered by the Seller Parties, as applicable, and assuming due execution thereof by Zoom, constitutes the valid, binding, and enforceable obligation of such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.4

Subsidiaries.   Section 3.4 of the Seller Party Disclosure Schedule lists, as of the date hereof, all Subsidiaries of TCB Digital and indicates as to each, the type of entity, its jurisdiction of organization and its stockholders or other equity holders.  Except as set forth in Section 3.4 of the Seller Party Disclosure Schedule, TCB Digital does not directly or indirectly own any other equity or similar interest in, or any interest convertible or exchangeable or exercisable for any corporation, partnership, joint venture or other business association or entity.

Except as set forth in Section 3.4 of the Seller Party Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiaries of TCB Digital or otherwise obligating any Subsidiaries TCB Digital to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

Section 3.5

No Conflicts.   Except as set forth in Section 3.5 of the Seller Party Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby and the consummation of the Transactions and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets and properties of TCB Digital under (a) any provision of: (i) any charter documents of TCB Digital or (ii) any TCB Digital Material Contract (as defined in Section 3.17(a) herein) to which TCB Digital is a party or to or by which it (or any of its assets and properties) is subject or bound; (b) subject to the filings and other matters referred to in Section 3.6, any material Judgment or Law applicable to TCB Digital or its properties or assets; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to TCB Digital; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which TCB Digital is a party; or (e) cause any of the assets owned by TCB Digital to be reassessed or revalued by any Governmental Authority, except in the case of clauses (a)(ii), (b), (c), (d) and (e) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TCB Digital.

Section 3.6

Consents and Approvals.   Except as set forth in Section 3.6 of the Seller Party Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with (“Consent”), or permit from any third party or any Governmental Authority is required to be obtained or made by or with respect to any of the Seller Parties in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on the Seller Parties and would not prevent, or materially alter or delay, any of the Transactions contemplated by this Agreement.

Section 3.7

Financial Statements.

(a)

TCB Digital has delivered to Zoom audited financial statements (including balance sheets, related consolidated statements of income, cash flow and stockholders’ equity for the respective years then ended) for the fiscal years ended December 31, 2006 and 2007, and U.S. GAAP reviewed interim financial statements (including balance sheets, related consolidated statements of income, cash flow and stockholders’ equity for the respective periods then ended) for the periods ended June 30, 2007 and June 30, 2008, in each case, prepared in accordance with U.S. GAAP and the rules and regulations of the SEC applied on a consistent basis throughout the periods indicated (collectively, the “TCB Financial Statements”).  The TCB Financial Statements shall fairly present, in all material respects, the financial condition and operating results, change in stockholders’ equity and cash flow of TCB Digital as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), and will be accompanied by an unqualified opinion of a registered independent public accounting firm reasonably acceptable to Zoom.  Notwithstanding the foregoing, the firm of Goldman Parks Kurland Mohidin LLP (“GPKM”) is hereby considered to be acceptable to all of the parties.  Except as disclosed in the TCB Financial Statements or in Section 3.7(a) of the Seller Party Disclosure Schedule, TCB Digital does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2007, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. GAAP to be reflected in the TCB Financial Statements, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Material Adverse Effect.

(b)

Section 3.7(b) of the Seller Party Disclosure Schedule lists, and Seller Parties have made available to Zoom, copies of the documents creating or governing TCB Digital’s Off-Balance Sheet Arrangements, if any.

Section 3.8

Absence of Certain Changes or Events.  Except as disclosed in the TCB Financial Statements or in Section 3.8 of the Seller Party Disclosure Schedule, from December 31, 2007 to the date of this Agreement, TCB Digital has conducted its business only in the ordinary course and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of TCB Digital, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect on TCB Digital;

(b)

any damage, destruction or loss to, or any material interruption in the use of, any of the assets of TCB Digital (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on TCB Digital;

(c)

any waiver or compromise by TCB Digital of a materially valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any Lien, claim or encumbrance, or payment of any obligation by TCB Digital, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect on TCB Digital;

(e)

any material change to a TCB Digital Material Contract by which TCB Digital or any of its respective assets is bound or subject;

(f)

any mortgage, pledge, transfer of a security interest in, or Lien created by TCB Digital, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair such entity’s ownership or use of such property or assets;

(g)

any loans or guarantees made by TCB Digital to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)

any alteration of TCB Digital’s method of accounting, accounting practice or the identity of its auditors other than to comply with U.S. GAAP or the applicable SEC rules;

(i)

any declaration, accrual, set aside or payment of dividend or any other distribution of cash or other property in respect of any shares of capital stock of TCB Digital or any purchase, redemption or agreements to purchase or redeem by TCB Digital of any shares of capital stock or other securities;

(j)

any sale, issuance or grant, or authorization of the issuance of equity securities of TCB Digital, except pursuant to existing stock option plans of TCB Digital;

(k)

any amendment to TCB Digital Constituent Instruments, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving TCB Digital;

(l)

any creation of any Subsidiary of TCB Digital or acquisition by TCB Digital of any equity interest or other interest in any other Person;

(m)

any material Tax election by TCB Digital;

(n)

any commencement or settlement of any Actions (as defined below) by TCB Digital; or

(o)

any negotiations, arrangement or commitment by TCB Digital to do any of the things described in this Section 3.8.

Section 3.9

No Undisclosed Liabilities.   Except as set forth in Section 3.9 of the Seller Party Disclosure Schedule, TCB Digital has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including any obligations to issue capital stock or other securities of TCB Digital) due after the date hereof in excess of $100,000, other than (a) those set forth or adequately provided for in the Balance Sheet included in the TCB Financial Statements (the “TCB Balance Sheets”); (b) those incurred in the ordinary course of business and not required to be set forth in the TCB Balance Sheets under U.S. GAAP; (c) those incurred in the ordinary course of business since the TCB Balance Sheets date and not reasonably likely to result in a Material Adverse Effect on TCB Digital; and (d) those incurred in connection with the execution of this Agreement.

Section 3.10

Litigation.   Except as set forth in Section 3.10 of the Seller Party Disclosure Schedule, there is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding (including any partial proceeding such as a deposition) or investigation (“Action”) pending or threatened in writing against or affecting the Seller Parties, any of TCB Digital’s officers or directors (in their capacities as such) or any of the Seller Parties’ properties, before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on any of the Seller Parties.  Except as set forth in Section 3.10 of the Seller Party Disclosure Schedule, there is no Judgment imposed upon any of the Seller Parties or TCB Digital’s officers and directors (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement or that would reasonably be expected to have a Material Adverse Effect on any of the Seller Parties.  None of the Seller Parties, nor any director or officer of TCB Digital (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under the securities laws of any Governmental Authority or a claim of breach of fiduciary duty.

Section 3.11

Title to Properties.

(a)

Real Property.  Section 3.11(a) of the Seller Party Disclosure Schedule contains an accurate and complete list and description of (i) all real properties with respect to which TCB Digital directly or indirectly holds valid land use rights, as well as any other real estate that is in the possession of or leased by TCB Digital (except for such leased real estate for which the annual rental payment is less than $100,000) and the improvements (including buildings and other structures) located on such real estate (collectively, the “Real Property”), and (ii) any lease under which any such Real Property is possessed and which involve an annual rental payment of $100,000 or more (the “Real Estate Leases”).  TCB Digital is not in default under any of the Real Estate Leases, and the officers of TCB Digital are not aware of any default by any of the lessors thereunder.

(b)

Tangible Personal Property. Except as otherwise disclosed in Section 3.11(b) of the Seller Party Disclosure Schedule, TCB Digital is in possession of and has good title to, or has valid leasehold interests in or valid contractual rights to use all tangible personal property used in the conduct of the Business, and tangible personal property acquired (and not otherwise disposed of in the ordinary course of business with a value not exceeding $100,000) since December 31, 2007 (collectively, the “Tangible Personal Property”).  All Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.  TCB Digital has not granted any lease, sublease, tenancy or license of any portion of the Tangible Personal Property.  During the six (6) month period prior to the date hereof, the operations of the Business, as a whole has not been interrupted for a period of more than forty-eight (48) consecutive hours in any twelve (12) month period due to inadequate maintenance of the Tangible Personal Property.

(c)

Receivable. The Accounts Receivable, Notes Receivable, Advances to Supplier, and Other Receivables of TCB Digital reflected on the TCB Financial Statements, and created after December 31, 2007 but prior to the Closing Date, are bona fide receivables, created in the ordinary course of business.

(d)

Inventory. The inventory of TCB Digital consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (i) changes in price levels as a result of economic and market conditions; (ii) changes as a result of any industry-wide requirements of any relevant Governmental Authorities; (iii) reserves reflected in the TCB Financials Statements for spoiled and discontinued items; and (iv) reserves reflected in the TCB Financial Statements for excess and obsolete inventory consistent with U.S. GAAP.

Section 3.12

Intellectual Property.  Section 3.12 of the Seller Party Disclosure Schedule sets forth a description of all legally enforceable and unencumbered rights to use any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, Trade Secrets, computer software programs and tangible or intangible proprietary information or material (“Intellectual Property Rights”) which are material to the conduct of the Business taken as a whole.  TCB Digital owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the Business taken as a whole.  Except as set forth in Section 3.12 of the Seller Party Disclosure Schedule, (i) no claims are pending or, to the Best Knowledge of the Seller Parties, threatened in writing that TCB Digital is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right, and (ii) to the Best Knowledge of the Seller Parties, no Person is infringing the rights of TCB Digital with respect to any Intellectual Property Right.

Section 3.13

Taxes.

(a)

TCB Digital has timely filed, or has caused to be timely filed on its behalf, all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of group of corporations, pursuant to applicable Legal Requirements, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Zoom.  All Tax Returns filed by (or that include on a consolidated basis) TCB Digital were in all respects true, complete and accurate in all material respects. There are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed.

(b)

Section 3.13(b) of the Seller Party Disclosure Schedule lists all the relevant Governmental Authorities in charge of taxation in which Tax Returns are filed with respect TCB Digital and indicates those Tax Returns that have been audited or that are currently the subject of audit since January 1, 2002.  None of the Seller Parties has received any written notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period. TCB Digital has delivered or made available to Zoom correct and complete copies of all annual Tax Returns and examination reports for TCB Digital and statements of deficiencies assessed against or agreed to by TCB Digital for and during fiscal years 2002 through 2007 and all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by TCB Digital.

(c)

The TCB Financial Statements reflect an adequate reserve for all Taxes payable by TCB Digital (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements.  TCB Digital is not a party to or bound by any Tax indemnity, Tax sharing or similar agreement and TCB Digital currently has no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against TCB Digital and no requests for waivers of the time to assess any such Taxes are pending.

(d)

None of the Seller Parties has requested any extension of time within which to file any Tax Return of TCB Digital, which Tax Return has not since been filed.  None of the Seller Parties has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of TCB Digital.  No power of attorney currently in force has been granted by any of the Seller Parties concerning any Taxes or Tax Return of TCB Digital.

(e)

TCB Digital (i) is not currently engaged in the conduct of a trade or business within the United States; (ii) is not a corporation or other entity organized or incorporated in the United States; and (iii) does not have nor has ever had any United States real property interests described in Section 897 of the Code.

Section 3.14

Employment Matters.

(a)

Benefit Plan.  Except as set forth in Section 3.14(a) of the Seller Party Disclosure Schedule, TCB Digital does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of TCB Digital (collectively, “Benefit Plans”).  Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of TCB Digital.  Except as set forth in Section 3.14(a) of the Seller Party Disclosure Schedule, as of the date of this Agreement, there are no severance or termination agreements or arrangements between TCB Digital and any of its current or former employee, officer or director, nor does TCB Digital have any general severance plan or policy.  Since December 31, 2007, there has not been any adoption or amendment in any material respect by TCB Digital of any Benefit Plan.

(b)

Labor Matters.  Except as disclosed in Section 3.14(b) of the Seller Party Disclosure Schedule, (a) there are no collective bargaining or other labor union agreements to which TCB Digital is a Party or by which it is bound; (b) no material labor dispute exists or, to the Best Knowledge of each of the Seller Parties, is imminent with respect to any of the employees of TCB Digital; (c) TCB Digital is not the subject of any Actions asserting that TCB Digital has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (d) there is no strike, work stoppage or other labor dispute involving TCB Digital pending or, to the Best Knowledge of each of the Seller Parties, threatened; (e) no complaint, charge or Actions by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the Best Knowledge of each of the Seller Parties, threatened against TCB Digital; (f) no material grievance is pending or, to the Best Knowledge of each of the Seller Parties, threatened against TCB Digital; and (g) TCB Digital is not a party to, or otherwise bound by, any consent decree with or citation by, any Governmental Authorities relating to employees or employment practices.

(c)

Executive Officers.  No executive officer of TCB Digital has notified any of the Seller Parties that such officer intends to leave TCB Digital or otherwise terminate such officer’s employment with TCB Digital. No executive officer of TCB Digital, to the Best Knowledge of each of the Seller Parties, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject TCB Digital to any liability with respect to any of the foregoing matters.

Section 3.15

Transactions With Affiliates and Employees.  Except as disclosed in Section 3.15 of the Seller Party Disclosure Schedule, none of the officers, directors, stockholders or employees of TCB Digital is presently a party, directly or indirectly, to any transaction with TCB Digital (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Best Knowledge of each of the Seller Parties, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.16

Insurance.  TCB Digital has made available to Zoom, prior to the date of this Agreement, true and correct copies of all contracts of insurance or indemnification, as amended and supplemented, to which TCB Digital is a party.  All such insurance policies are in full force and effect, all premiums due thereon have been paid and TCB Digital has complied with the provisions of such policies.

Section 3.17

Material Contracts.

(a)

TCB Digital has made available to Zoom, prior to the date of this Agreement, true, correct and complete copies of each written Contract, as amended and supplemented, to which TCB Digital is a party or by which any of its assets and properties is currently bound, pursuant to which TCB Digital receives or pays amounts in excess of $200,000 or that is otherwise material to TCB Digital’s business, properties, assets or condition (financial or otherwise), results of operations or prospects, including contracts that have expired by their terms or otherwise terminated but have liabilities that continue to attach to TCB Digital (each, a “TCB Digital Material Contract”). A list of each such TCB Digital Material Contract is set forth on Section 3.17 of the Seller Party Disclosure Schedule.  TCB Digital is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on TCB Digital and, to the Best Knowledge of each of the Seller Parties, no other Person has violated or breached, or committed any default under, any TCB Digital Material Contract.

(b)

Each TCB Digital Material Contract is a legal, valid and binding agreement of TCB Digital, and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TCB Digital, and (i) TCB Digital is not in breach or default of any TCB Digital Material Contract to which it is a party in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any material provision of any TCB Digital Material Contract; (B) permit TCB Digital or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any TCB Digital Material Contract; (iii) none of the Seller Parties has received notice of the pending or threatened cancellation, revocation or termination of any TCB Digital Material Contract to which TCB Digital is a party; and (iv) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any TCB Digital Material Contract.  Since December 31, 2007, none of the Seller Parties has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any TCB Digital Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on TCB Digital.

Section 3.18

Compliance with Applicable Laws.    TCB Digital is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment to which they are subject, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TCB Digital.  Except as set forth in Section 3.18 of the Seller Party Disclosure Schedule, none of the Seller Parties has received any written communication during the past two years from a Governmental Authority alleging that TCB Digital is not in compliance in any material respect with any applicable Law.  This Section 3.18 does not relate to matters with respect to Taxes, which are the subject of Section 3.13.

Section 3.19

Foreign Corrupt Practices.  None of the Seller Parties or, to the Best Knowledge of each of the Seller Parties, their respective Representatives has in the course of its actions for or on behalf of the Seller Parties, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of TCB Digital to any foreign or domestic government official or employee.  None of the Seller Parties, TCB Digital’s stockholders or any of their respective

Representatives has committed any acts or omissions which would constitute a breach of applicable criminal laws, including but not limited to corruption laws.

Section 3.20

Money Laundering Laws. TCB Digital has conducted the Business at all times since its inception in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no proceeding involving TCB Digital with respect to the Money Laundering Laws is pending or, to the Best Knowledge of each of the Seller Parties, is threatened.

Section 3.21

Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.21 of the Seller Party Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Seller Parties.

Section 3.22

OFAC.   None of the Seller Parties, any director or officer of TCB Digital, or, to the Best Knowledge of each of the Seller Parties, any agent, employee, affiliate or Person acting on behalf of TCB Digital is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Seller Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 3.23

Additional PRC Representations and Warranties.

(a)

All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of TCB Digital have been duly obtained from the relevant PRC Governmental Authority and are in full force and effect.

(b)

All filings and registrations with the PRC Governmental Authorities required in respect of TCB Digital and its operations including, without limitation, the registration with and/or approval by the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs offices and other PRC Governmental Authorities that administer foreign investment enterprises have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)

TCB Digital has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Authority.  There are no outstanding rights to acquire, or commitments made by TCB Digital to sell, any of its respective equity interests.

(d)

None of the Seller Parties is in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to TCB Digital or any subsidy granted to it by any PRC Governmental Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by TCB Digital.

(e)

TCB Digital has conducted its business activities within its permitted scope of business or has otherwise operated its businesses in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of TCB Digital’s business which is subject to periodic renewal, to Seller Parties’ Best

Knowledge there are no grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Authorities.

(f)

With regard to employment and staff or labor, TCB Digital has complied, in all material respects, with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

Section 3.24

Environmental Matters.  TCB Digital is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law.  None of the Seller Parties has any basis to expect, nor, to the Seller Parties’ Best Knowledge, any other Person for whose conduct they are or may be held to be responsible, received any written order, notice, or other communication from (a) any Governmental Authority or private citizen acting in the public interest, or (b) the current or prior owner or operator of any Facilities, of any actual or potential material violation by TCB Digital, or failure by TCB Digital to comply with, any Environmental Law, or of any actual or threatened material obligation by TCB Digital to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which TCB Digital has, or has had an interest in, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by TCB Digital or any other Person for whose conduct TCB Digital is or may be held legally responsible, or from any such Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.  No underground storage tanks or underground improvements, including, without limitation, treatment or storage tanks, sumps, or water, gas or oil wells, have been used by TCB Digital, or, to Seller Parties’ Best Knowledge, by others, at, on or under any Facilities.  To Seller Parties’ Best Knowledge, no asbestos or asbestos-containing material, formaldehyde or insulating material containing urea formaldehyde, or material containing polychlorinated biphenyls, is present in, on or at any of the Facilities.  TCB Digital has delivered to Zoom true and complete copies of all investigations, reports, studies, audits, tests, sampling results, monitoring, evaluations or analyses possessed or initiated by TCB Digital pertaining to any Hazardous Material in, on, beneath or adjacent to any of the Facilities, or to which TCB Digital has sent any Hazardous Material, or concerning compliance by TCB Digital, or any other Person for whose conduct TCB Digital is legally responsible, with any Environmental Law.

Section 3.25

Internal Accounting Controls.  TCB Digital has implemented and maintains a system of internal accounting controls sufficient, in the judgment of TCB Digital, to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.26

Licenses, Permits, Etc.  TCB Digital possesses or will possess prior to the Closing all Material Permits.  Such Material Permits are described or set forth on Section 3.26 of the Seller Party Disclosure Schedule. True, complete and correct copies of the Material Permits issued to TCB Digital have previously been delivered to Zoom.  All such Material Permits are in full force and effect.  TCB Digital and each of its officers, directors, employees, representatives and agents has complied with all material terms of such Material Permits and will take any and all actions necessary to ensure that all such Material Permits remain in full force and effect and that the terms of such Material Permits are not violated through the Closing Date.  TCB Digital is not in material default under any of such Material Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a material default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby or thereby nor the consummation of this Agreement nor compliance by TCB Digital with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Material Permit applicable to the Business.

Section 3.27

Governmental Inquiry.  None of the Seller Parties has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority with respect to TCB Digital.

Section 3.28

Records.  The books of account, minute books and stockholder records of TCB Digital made available to Zoom are complete and accurate in all material respects, and there have been no material transactions involving TCB Digital which are required to be set forth therein and which have not been so set forth.

Section 3.29

Business Relationships.  The execution of this Agreement and Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not materially adversely affect the relationships of TCB Digital with any material customers, distributors, licensors, designers and suppliers.  None of the Seller Parties has received any notification that any material distributor, reseller, original equipment manufacturer, customer, supplier, foundry or manufacturer will discontinue or materially reduce the purchase, supply or the manufacture, as the case may be, of any TCB Digital products.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF GU

Gu represents and warrants to Zoom as of the date hereof and as of the Closing as follows:

Section 4.1

Leimone Shares.

(a)

Good Title. Gu is the registered and beneficial owner of the Leimone Shares and he has good and marketable title to the Leimone Shares, with the right and authority to sell and deliver such Leimone Shares.  Such shares constitute the percentage of registered capital stock of each of the Leimone Companies as indicated on Schedule 1.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Zoom as the new owner of such Leimone Shares in the relevant share register(s) of the Leimone Companies, Zoom will receive good title to such Leimone Shares, free and clear of all Liens.

(b)

Ownership Interest.  Gu owns all right, title and interest (legal and beneficial) in and to the percentage of the shares of each of the Leimone Companies as set forth on Schedule 1 hereto in the column entitled “Percentage of Capital Stock of Leimone Company Held by Gu.”  Gu’s ownership of all Leimone Shares is free and clear of all Liens and other encumbrances.

Section 4.2

Authority; Control Status.  Gu has the ability to elect a majority of the directors of each of the Leimone Companies, and to control the operations of each of the Leimone Companies, such that Gu can provide or cause each of the Leimone Companies to provide all information required to be provided to Zoom pursuant to this Agreement, including, without limitation, the financial statements of each of the Leimone Companies required to be provided to Zoom pursuant to this Agreement.

Section 4.3

Accredited Investor. Each of Gold Lion or Gu, as applicable, or if either party designates a third party to receive any shares of Zoom common stock pursuant to Article I, such designated party, is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  Each of the foregoing parties understands that the Zoom common stock it or he will acquire hereunder constitutes “restricted securities” from Zoom under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold pursuant to an effective registration statement or an available exemption from registration.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ZOOM AND ZOOM TELEPHONICS

Except as set forth in the Disclosure Schedule of Zoom attached hereto as Schedule 3 (the “Zoom Disclosure Schedule”), Zoom and Zoom Telephonics, jointly and severally, represent and warrant to the Seller Parties as follows:

Section 5.1

Capital Structure.

(a)

The share capitalization of Zoom and all the outstanding options, warrants or rights to acquire any share capital of Zoom is disclosed in Section 5.1(a) of the Zoom Disclosure Schedule. Other than those set forth on Section 5.1(a) of the Zoom Disclosure Schedule: (i) there are no options, warrants or other rights outstanding which give any Person the right to acquire any share capital of Zoom or to subscribe to any increase of any share capital of Zoom; and (ii) there are no disputes, arbitrations or litigation proceedings involving Zoom with respect to the share capital of Zoom.

(b)

Except as set forth in Section 5.1(b) of the Zoom Disclosure Schedule: (i) no shares of capital stock or other voting securities of Zoom were issued, reserved for issuance or outstanding and there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of  Zoom; (ii) all outstanding shares of the capital stock of Zoom are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Zoom Constituent Instruments (as defined below) or any Contract to which Zoom is a party or otherwise bound; and (iii) there are no outstanding contractual obligations of Zoom to repurchase, redeem or otherwise acquire any shares of capital stock of Zoom.

(c)

Except as set forth in Section 5.1(c) of the Zoom Disclosure Schedule, as of the date of this Agreement: (i) there are no bonds, debentures, notes or other indebtedness of Zoom having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of common stock may vote (“Voting Zoom Debt”); and (ii) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Zoom is a party or by which it is bound (A) obligating Zoom to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Zoom or any Voting Zoom Debt, (B) obligating Zoom to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Zoom.

(d)

Except as set forth in Section 5.1(d) of the Zoom Disclosure Schedule, Zoom is not a party to any agreement granting any securityholder of Zoom the right to cause Zoom to register shares of the capital stock or other securities of Zoom held by such securityholder under the Securities Act.

Section 5.2

Organization and Standing.

  Zoom is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Zoom is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by Zoom or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Zoom.  Zoom has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Government Authorities, as presently contemplated to be conducted. Zoom has delivered to the Seller Parties true and complete copies of the certificate of incorporation of Zoom, as amended to the date of this Agreement and the Bylaws of Zoom, as amended to the date of this Agreement (the “Zoom Constituent Instruments”).

Section 5.3

Authority; Execution and Delivery; Enforceability.

  Each of Zoom and Zoom Telephonics has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party and to consummate the Transactions.  The execution and delivery by each of Zoom and Zoom Telephonics of this Agreement and the consummation by each of Zoom and Zoom Telephonics of the Transactions have been duly authorized and approved by the Board of Directors of each of Zoom and Zoom Telephonics and no other corporate proceedings on the part of either Zoom or Zoom Telephonics are necessary to authorize this Agreement and the Transactions.  All action, corporate and otherwise, necessary to be taken by each of Zoom and Zoom Telephonics to authorize the execution, delivery and performance of this

Agreement, the Transaction Documents and all other agreements and instruments delivered by each of Zoom and Zoom Telephonics in connection with the Transactions has been duly and validly taken. Each of this Agreement and the Transaction Documents to which each of Zoom and Zoom Telephonics is a Party has been duly executed and delivered by each of Zoom and Zoom Telephonics and constitutes the valid, binding, and enforceable obligation of each of Zoom and Zoom Telephonics, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4

No Subsidiaries or Equity Interests.

  Except as set forth in the Zoom SEC Documents, Zoom does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 5.5

No Conflicts.   Except as set forth in Section 5.5 of the Zoom Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by each of Zoom and Zoom Telephonics and the consummation of the Transactions and compliance with the terms hereof and thereof will not (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets and properties of either Zoom or Zoom Telephonics, under any provision of: (i) any Zoom Constituent Instrument or Zoom Telephonics Constituent Instrument or (ii) any Zoom Material Contract to which either Zoom or Zoom Telephonics is a party or to or by which either Zoom or Zoom Telephonics (or any of the assets or properties of Zoom or Zoom Telephonics) is subject or bound; (b) subject to the filings and other matters referred to in Section 5.6, any material Judgment or Law applicable to either Zoom or Zoom Telephonics, or the properties or assets of Zoom or Zoom Telephonics; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to either Zoom or Zoom Telephonics; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which either Zoom or Zoom Telephonics is a party; or (e) cause any of the assets owned by either Zoom or Zoom Telephonics to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (b), (c), (d), and (e) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on either Zoom or Zoom Telephonics.

Section 5.6

Consents and Approvals.   Except as set forth in Section 5.6 of the Zoom Disclosure Schedule, no Consent of, or registration, declaration or filing with, or permit from, any third party or any Governmental Authority is required to be obtained or made by or with respect to either Zoom or Zoom Telephonics in connection with the execution, delivery and performance of the Agreement or any of the Transaction Documents, other than (i) the filing with, and clearance by the SEC of a proxy statement (the “Proxy Statement”) pursuant to which Zoom’s stockholders must vote at the Stockholders’ Meeting to approve, among other thing, this Agreement and Transactions; (ii) the filing of a Form 8-K with the SEC within four (4) business days after the execution of this Agreement and of the Closing Date; (iii) any filings as required under applicable securities laws of the United States and the securities laws of any foreign country; and (iv) any filing required with The Nasdaq Stock Market, Inc.

Section 5.7

Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement and except as disclosed in the Zoom SEC Documents, since the date of the most recent financial statements included in the Zoom SEC Documents, Zoom and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any Material Adverse Effect, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of Zoom or any of its Subsidiaries, (ii) any purchase, redemption or other acquisition by Zoom or any of its Subsidiaries of any shares of capital stock or any other securities of Zoom or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of Zoom or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock, (iv) (A) any granting by Zoom or any of its Subsidiaries to any current or former director, officer, employee or consultant of Zoom or any of its Subsidiaries of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except as was required under any Employee Benefit Plans in effect as of the date of the most recent audited financial statements included in Zoom SEC Documents, (B) any granting by Zoom or any of its Subsidiaries to any current or former director, officer, employee or consultant of Zoom or any of its Subsidiaries of any right to receive any increase in change of control, severance or termination compensation or benefits, or (C) any entry by Zoom or any of its Subsidiaries into or any amendments of (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement, plan or policy with or involving any current or former director, officer, employee or consultant of Zoom or any of its Subsidiaries or (2) any agreement with any current or former director, officer, employee or consultant of Zoom or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Zoom of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, “Zoom Benefit Agreements”), (D) any adoption of, any amendment to or any termination of any collective bargaining agreement or any Employee Benefit Plans, (E) any payment of any benefit or grant of any award under Zoom Benefit Agreement or Employee Benefit Plan (including in respect of stock options, “phantom” stock, stock appreciation rights, restricted stock, “phantom” stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Zoom Benefit Agreement or Employee Benefit Plan or awards made thereunder) except as required to comply with applicable Law or any Zoom Benefit Agreement or Employee Benefit Plan in effect as of the date of the most recent audited financial statements included in the Zoom SEC Documents, (F) any action to accelerate the vesting or time of payment of any compensation or benefit under any Employee Benefit Plan or Zoom Benefit Agreement or (G) any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan or Zoom Benefit Agreement, (v) any damage, destruction or loss to any physical asset of Zoom or any of its Subsidiaries, whether or not covered by insurance, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by Zoom materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in U.S. GAAP or (vii) any material tax election or any settlement or compromise of any material income tax liability.

Section 5.8

SEC Documents.

(a)

Zoom has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Zoom since January 1, 2005 (such documents, together with any documents filed during such period by Zoom with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Zoom SEC Documents”). As of their respective filing dates, each Zoom SEC Document complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) to the extent applicable to such Zoom SEC Document. Except to the extent that information contained in any Zoom SEC Document has been revised, amended, supplemented or superseded by a later-filed Zoom SEC Document, none of the Zoom SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Zoom are, or have at any time, been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)

Each of the financial statements (including the related notes) of Zoom included in the Zoom SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, has been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Zoom and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)

Except as disclosed in the Zoom SEC Documents filed by Zoom and publicly available prior to the date of this Agreement, neither Zoom nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

(d)

Subject to the applicable reserve for bad debts (which were determined in accordance with U.S. GAAP consistent with past practice) on the most recent audited balance sheet included in the Zoom SEC Documents, all accounts receivable of Zoom reflected on such balance sheet were valid receivables as of such date subject to no setoffs or counterclaims. All accounts receivable of Zoom have arisen from bona fide transactions in the ordinary course of business. Since the date of the most recent audited balance sheet included in the Zoom SEC Documents, there have not been any write-offs as uncollectible of any customer accounts receivable of Zoom and the Subsidiaries, except for write-offs in the ordinary course of the business of Zoom and the Subsidiaries and consistent with past practice.

(e)

All items in the inventories of Zoom (the “Inventory”) reflected on the most recent balance sheet included in the Zoom SEC Documents or existing at the date hereof are of a quality and quantity saleable or usable in the ordinary course of business consistent with past practices of Zoom, subject to the reserves or provisions reflected in the Inventory valuation in such balance sheet. Such Inventory reflects reserves or provisions which were determined in accordance with U.S. GAAP consistent with Zoom’s past practices and procedures for items which are below standard quality, represent excess quantities or have become obsolete or unsaleable or unusable (except at prices less than cost) in the ordinary course of business. No material reserves or provisions for Inventory since the date of the most recent audited balance sheet included in the Zoom SEC Documents have been, or are required to be, recorded. Except for Inventory items in transit at any time or held by distributors, all Inventory items are located on any real property or interest in real property owned in fee by Zoom or its Subsidiaries (individually, an “Owned Property”) or any real property or interest in real property leased, subleased or occupied by Zoom or its Subsidiaries (individually, a “Leased Property”). An Owned Property or Leased Property is sometimes referred to herein, individually, as a “Zoom Property” and collectively, as “Zoom Properties”. Since the date of the most recent balance sheet included in the Zoom SEC Documents, no Inventory items have been sold, leased or disposed of, except through sales and leases in the ordinary course of business consistent with past practices.

(f)

Each of the principal executive officer of Zoom and the principal financial officer of Zoom (or each former principal executive officer of Zoom and each former principal financial officer of Zoom, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Zoom SEC Documents, and the statements contained in such certifications are complete and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. None of Zoom or any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(g)

Zoom maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Zoom’s assets.

(h)

The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Zoom are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Zoom in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed is accumulated and communicated to Zoom’s management as appropriate to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Zoom to make the certifications required under the Exchange Act with respect to such reports.

(i)

Neither Zoom nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Zoom and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Zoom or any of its Subsidiaries in Zoom’s or such Subsidiary’s published financial statements or other Zoom SEC Documents.

(j)

Since January 1, 2005, Zoom has not received any oral or written notification of any (A) “significant deficiency” or (B) “material weakness” in Zoom’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” that has not been appropriately and adequately remedied by Zoom. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

Section 5.9

Litigation.

  There is no Action pending or, to Zoom’s Best Knowledge, threatened against or affecting Zoom (excluding Zoom Telephonics), any of Zoom’s officers or directors (in their capacities as such) or any of Zoom’s properties (excluding Zoom Telephonics’ properties), before or by any Governmental Authority.  There is no Judgment imposed upon any of Zoom’s officers or directors (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement or that would reasonably be expected to have a Material Adverse Effect on Zoom.  Neither Zoom, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 5.10

Employment Matters.

(a)

Except as disclosed in Section 5.10(a) of the Zoom Disclosure Schedule, (i) there are no collective bargaining or other labor union agreements to which Zoom is a Party or by which it is bound; (ii) no material labor dispute exists or is imminent with respect to any of the employees of Zoom; (iii) Zoom is not the subject of any Actions asserting that Zoom has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage or other labor dispute involving Zoom pending threatened; (v) no complaint, charge or Actions by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against Zoom; (vi) no material grievance is pending or threatened against Zoom; and (vii) Zoom is not a party to, or otherwise bound by, any consent decree with or citation by, any Governmental Authorities relating to employees or employment practices.

(b)

No Employee Benefit Plan currently or previously maintained by Zoom or any ERISA Affiliate or with respect to which Zoom or any ERISA Affiliate has or had any liability (direct or indirect, actual or contingent) is or was (i) a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, (ii) a “multiple employer plan” as described in Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA, (iii) a “defined benefit plan” as defined in Section 3(35) of ERISA or an Employee Benefit Plan subject to Title IV of ERISA or the funding standards of Section 302 of ERISA or Section 412 of the Code or (iv) a multiple employer welfare arrangement as defined in Section 40(A) of ERISA, and neither Zoom nor any ERISA Affiliate has previously maintained or had any obligation to contribute to or any liability (direct or indirect, actual or contingent) with respect to any such Employee Benefit Plans.

(c)

Each Employee Benefit Plan currently or previously maintained or contributed to by Zoom or any ERISA Affiliate has been administered in all material respects in accordance with its terms and all applicable Law(s).  Zoom and each ERISA Affiliate has made all payments and remitted all contributions due from it to date with respect to any Employee Benefit Plan.

(d)

With respect to each Employee Benefit Plan currently or previously maintained by Zoom or any ERISA Affiliate that was intended to be “qualified” under Section 401(a) and the related sections of the Code, (i) such Employee Benefit Plan is and was so qualified under Section 401(a) of the Code, (ii) its related trust is and was tax exempt under Section 501(a) of the Code and (iii) there are no facts and circumstances that would adversely affect any such Employee Benefit Plan’s qualification under Section 401(a) and the related sections of the Code or such related trust’s tax-exempt status.

(e)

Zoom does not currently maintain or contribute to or have any liability (direct or indirect, actual or contingent) with respect to any Employee Benefit Plan and does not have any liability (direct or indirect, actual or contingent) with respect to any Employee Benefit Plan previously sponsored, maintained or contributed to by any ERISA Affiliate.  With respect to each Employee Benefit Plan previously maintained by Zoom or any ERISA Affiliate, no event has occurred, and there exists no condition or set of circumstances, including without limitation the consummation of the transactions contemplated by this Agreement, in connection with which Zoom could, directly or indirectly, be subject to any liability under ERISA, the Code, or any other applicable Law(s) for any liability relating to any Employee Benefit Plan.

(f)

The consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with any other event, such as, for example, termination of employment) will not (i) entitle any current or former employee, leased employee, director, officer, stockholder or independent contractor of Zoom or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of any such person, (iii) result in or satisfy a condition to payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code, or (iv) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of Section 502(l) of ERISA or otherwise violate Part 4 of Subtitle B of Title I of ERISA, any of (i), (ii), (iii) or (iv) of this Section 5.10(f) which would result in any liability (direct or indirect, actual or contingent) for Zoom.

(g)

Section 5.10(g) of the Zoom Disclosure Schedule lists each employee of Zoom (excluding Zoom Telephonics).

Section 5.11

Transactions With Affiliates and Employees.  Except as disclosed in Section 5.11 of the Zoom Disclosure Schedule or the Zoom SEC Documents, none of the officers, directors, stockholders or employees of Zoom is presently a party, directly or indirectly, to any transaction with Zoom (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 5.12

Title to Properties.

(a)

Zoom and its Subsidiaries have good and marketable title to, or in the case of leased property and assets, have valid leasehold interests in, all assets (whether real, personal, tangible or intangible) reflected on the most recent balance sheet included in the Zoom SEC Documents, free and clear of all Liens other than Permitted Liens, except for properties and assets sold in the ordinary course of business consistent with past practices in accordance with this Agreement.

(b)

Section 5.12(b)(1) of Zoom Disclosure Schedule sets forth a complete and accurate list of all Owned Property and identifies their addresses. Section 5.12(b)(2) of the Zoom Disclosure Schedule sets forth a complete and accurate list of all Leased Property and identifies their addresses. Zoom has delivered to the Seller Parties a complete and accurate copy of each such lease, sublease or occupancy agreement, together with all amendments thereto, with respect to any Leased Property under which Zoom or one of its Subsidiaries is a lessee or sublessee (each, a “Lease”).  Zoom Properties comprise all of the real property used in, or otherwise related to, the business of Zoom and its Subsidiaries.

(c)

With respect to each Owned Property, (i) Zoom or one of its Subsidiaries has good and valid fee simple title, free and clear of all Liens, except Permitted Liens and such Liens as may be set forth in Section 5.12(c) of the Zoom Disclosure Schedule, (ii) Zoom or the applicable Subsidiary has not leased or otherwise granted to anyone the right to use or occupy such Owned Property or any portion thereof, (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Property or any portion thereof or interest therein, (iv) all improvements on such Owned Property are in good condition and repair and sufficient for the operation of Zoom’s or the applicable Subsidiary’s business and (v) there is no condemnation or other proceeding in eminent domain, pending or threatened, affecting any Owned Property or any portion thereof or interest therein.

(d)

With respect to each Leased Property, except as may be set forth in Section 5.12(d) of the Zoom Disclosure Schedule, (i) each Lease is legal, valid and binding and is in full force and effect, and Zoom or one of its Subsidiaries is in possession of such Leased Property, (ii) the transactions contemplated by this Agreement does not require the consent of any other party to a Lease, nor will it cause a breach or default under such Lease or cause such Lease to cease being legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, (iii) Zoom or applicable Subsidiary or, to the Best Knowledge of Zoom, any other party to the Lease is not in breach or default in any material respect under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default in any material respect, or permit the termination, modification or acceleration of rent under such Lease, (iv) neither Zoom nor the applicable Subsidiary has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Property or any portion thereof, (v) neither Zoom nor the Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein, and (vi) there are no Liens on the leasehold estate or interest created by such Lease other than Permitted Liens and Liens that have attached to the fee estate or interest to which such Lease is subordinate.

Section 5.13

Insurance. Zoom has made available to the Seller Parties, prior to the date of this Agreement, true and correct copies of all contracts of insurance or indemnification, as amended and supplemented, to which Zoom is a party.  All such insurance policies are in full force and effect, all premiums due thereon have been paid and Zoom has complied with the provisions of such policies.

Section 5.14

Material Contracts.

(a)

Zoom has made available to TCB Digital, prior to the date of this Agreement, true, correct and complete copies of each written Contract, as amended and supplemented, to which Zoom is a party or by which any of its assets and properties is currently bound, pursuant to which Zoom receives or pays amounts in excess of $200,000 or that is otherwise material to Zoom’s business, properties, assets or condition (financial or otherwise), results of operations or prospects, including contracts that have expired by their terms or otherwise terminated but have liabilities that continue to attach to Zoom (each, a “Zoom Material Contract”).  A list of each such Zoom Material Contract is set forth on Section 5.14 of the Zoom Disclosure Schedule.  Zoom is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Zoom and no other Person has violated or breached, or committed any default under, any Zoom Material Contract.

(b)

Each Zoom Material Contract is a legal, valid and binding agreement, and is in full force and effect, and, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Zoom, (i) Zoom is not in breach or default of any Zoom Material Contract to which it is a party in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any material provision of any Zoom Material Contract; (B) permit Zoom or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Zoom Material Contract; (iii) Zoom has received notice of the pending or threatened cancellation, revocation or termination of any Zoom Material Contract to which Zoom is a party; and (iv) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Zoom Material Contract.  Since December 31, 2007, Zoom has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Zoom Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Zoom.

Section 5.15

Compliance with Applicable Laws.

  Except as set forth in Section 5.15 of the Zoom Disclosure Schedule, Zoom is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Zoom.  Except as set forth in Section 5.15 of the Zoom Disclosure Schedule, Zoom has not received any written communication during the past two (2) years from a Governmental Authority alleging that Zoom is not in compliance in any material respect with any applicable Law.

Section 5.16

OFAC.  Neither Zoom, nor any director or officer of Zoom, nor any agent, employee, affiliate or Person acting on behalf of Zoom is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC, and Zoom has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 5.17

Sarbanes-Oxley Act of 2002.

  Zoom is in material compliance with all provisions of the SOX applicable to it as of the date hereof and as of the Closing.  There has been no material change in Zoom’s accounting policies since January 1, 2005 except as described in the notes to the Zoom Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since January 1, 2005, was accompanied by the certifications required to be filed or submitted by Zoom’s chief executive officer and chief financial officer pursuant to the SOX, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the SOX and the rules and regulations promulgated thereunder.  Neither Zoom, nor to the Best Knowledge of Zoom, any Representative of Zoom, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Zoom or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Zoom has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Zoom’s accounting or auditing practices, procedures methodologies or methods of Zoom or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of Zoom’s financial statements and periodic reports.  To the Best Knowledge of Zoom, no attorney representing Zoom, whether or not employed by Zoom, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Zoom or any of its officers, directors, employees or agents to the Zoom Board or any committee thereof or to any director or officer of Zoom.  To the Best Knowledge of Zoom, no employee of Zoom has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law, in each case, regarding Zoom.

Section 5.18

Intellectual Property.  Zoom owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the Business taken as a whole. Except as set forth in Section 5.18 of the Zoom Disclosure Schedule, no claims are pending or, to the Best Knowledge of Zoom, threatened that Zoom is infringing or otherwise adversely affecting the rights of any Person with regard to any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, Trade Secrets, computer software programs and tangible or intangible proprietary information or material.

Section 5.19

Environmental Matters.  Except for those matters disclosed in the Zoom SEC Documents: (A) each of Zoom and its Subsidiaries is, and has been, in compliance in all material respects with all Environmental Laws, and, except for matters on which Zoom or its Subsidiaries have obtained full and final resolution, neither Zoom nor any of its Subsidiaries has received any (y) written communication that alleges that Zoom or any of its Subsidiaries is in material violation of, or has any material liability under, any Environmental Law or (z) written request for information pursuant to any Environmental Law; (B)(y) each of Zoom and its Subsidiaries has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to Environmental Law (collectively “Environmental Permits”) necessary for its operations as currently conducted and (z) all such Environmental Permits are valid and in good standing; (C) there are no material Environmental Claims pending or, to the Best Knowledge of Zoom, threatened in writing, against or affecting Zoom or any of its Subsidiaries, and neither Zoom nor any of its Subsidiaries is subject to any material outstanding judgment, order or decree pursuant to or under Environmental Laws; (D) to the Best Knowledge of Zoom there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any material Environmental Claim against or affecting Zoom or any of its Subsidiaries or against any Person whose liabilities for such Environmental Claims Zoom or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law; (E) neither Zoom nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any material Environmental Claim against or affecting Zoom or any of its Subsidiaries; (F) there are no facts, circumstances or conditions that could reasonably be expected to form the basis for any material Environmental Claim against or affecting Zoom or any of its Subsidiaries; and (G) Zoom has provided the Seller Parties with complete and accurate copies of all environmental reports, studies and audits of Zoom Properties and operations in Zoom’s possession.

Section 5.20

Licenses, Permits, Etc.  Zoom possesses or will possess prior to the Closing all Material Permits. All such Material Permits are in full force and effect.  Zoom and each of its officers, directors, employees, representatives and agents has complied with all material terms of such Material Permits and will take any and all actions necessary to ensure that all such Material Permits remain in full force and effect and that the terms of such Material Permits are not violated through the Closing Date. Zoom is not in material default under any Material Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a material default thereunder.

Section 5.21

Broker’s and Finders’ Fees.

  Except as set forth in Section 5.21 of the Zoom Disclosure Schedule, Zoom has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any Transactions contemplated hereby.

Section 5.22

Vote Required.

  The approval of the board of directors of each of Zoom and Zoom Telephonics and the affirmative vote of a majority of Zoom’s stockholders in accordance with Section 10.1(e) hereof are the only approvals or votes necessary to approve this Agreement.

Section 5.23

Board Approval.

  The Board of Directors of each of Zoom and Zoom Telephonics (including any required committee or subgroup of the Board of Directors of Zoom and Zoom Telephonics) has (i) declared the advisability of and approved this Agreement and the Transactions, and (ii) determined that the Transactions are in the best interests of the stockholders of each of Zoom and Zoom Telephonics.

Section 5.24

NASDAQ Capital Market Listing.

  Zoom’s common stock is listed on the NASDAQ Capital Market.

Section 5.25

Taxes.

(a)

(i) all Tax Returns required to be filed by or on behalf of Zoom or any Subsidiary or any Affiliated Group of which Zoom or any Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all respects; and (ii) all Taxes payable by or on behalf of Zoom or any Subsidiary or any Affiliated Group of which Zoom or any Subsidiary is or was a member have been fully and timely paid.  With respect to any period for which Tax Returns of or relating to Zoom or any of its Subsidiaries or any such Affiliated Group have not yet been filed or for which Taxes are not yet due or owing, Zoom has made due and sufficient accruals for such Taxes in the most recent balance sheet filed with the SEC and on its books and records (including any Taxes estimated to be due in connection with the Distribution.  All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of Zoom and each Subsidiary.

(b)

Each of Zoom and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

(c)

The Seller Parties have received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of each of Zoom and its Subsidiaries relating to the taxable periods since January 1, 2005 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Zoom or any Subsidiary.  All income and franchise Tax Returns filed by or on behalf of Zoom or any Subsidiary have been examined by the relevant Taxing Authority or the statute of limitations with respect to such Tax Returns has expired.

(d)

Section 5.25(d) of the Zoom Disclosure Schedule lists (i) all types of Taxes paid, and all types of Tax Returns filed by or on behalf of Zoom or any Subsidiary, and (ii) all of the jurisdictions that impose such Taxes and/or duty to file such Tax Returns.  No claim has been made by a Taxing Authority in a jurisdiction where Zoom or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e)

All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, Zoom or any Subsidiary have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has Zoom or any of its Subsidiaries received any notice from any Taxing Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Taxing Authority in any prior examination of Zoom or any Subsidiary which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f)

None of Zoom, any of its Subsidiaries or any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to Zoom or any Subsidiary, (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to Zoom or any Subsidiary, (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (v) granted any extension or waived the statute of limitations for the assessment or collection of Taxes, which Taxes have not since been paid, or (vi) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(g)

Neither Zoom nor any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(h)

There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Zoom, TCB Digital or their respective Affiliates by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

(i)

Neither Zoom nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j)

There are no Liens as a result of any unpaid Taxes upon any of the assets of Zoom or any Subsidiary.

(k)

Neither Zoom nor any of its Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which Zoom is the common parent.

(l)

Section 5.25(l) of the Zoom Disclosure Schedule sets forth each Subsidiary of Zoom that is properly treated as (i) a disregarded entity (i.e., not treated as an entity separate from its owner) under Treasury Regulations Section 301.7701-3 and under each analogous or similar provision of state or local law in each jurisdiction where such Subsidiary is required to file a Tax Return and (ii) a partnership under

Subchapter K of the Code and under each analogous or similar provision of state or local law in each jurisdiction where such Subsidiary is required to file a Tax Return.  No Subsidiary of Zoom has had a voluntary or involuntary termination or revocation of the status described in clause (i) or (ii).

(m)

Neither Zoom nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(n)

There is no taxable income of Zoom or any of its Subsidiaries that will be required under applicable Tax Law to be reported by the Purchaser or any of its Affiliates, including Zoom or any of its Subsidiaries, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date.

(o)

Section 5.25(o) of the Zoom Disclosure Schedule sets forth, with respect to each of Zoom and its Subsidiaries (i) any “intercompany transactions” in respect of which gain was and continues to be deferred pursuant to Treasury Regulations Section 1.1502-13 or any analogous or similar provision of Law, (ii) any “excess loss accounts” in respect of the stock of any Subsidiary pursuant to Treasury Regulations Section 1.1502-19, or any analogous or similar provision of Law, and (iii) a tax basis balance sheet reflecting the tax basis of such company’s assets (including the tax basis that Zoom has in the basis of each of its Subsidiaries).

(p)

Zoom and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(q)

None of Zoom or any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A).

(r)

Neither Zoom nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States and the United Kingdom, or has engaged in a trade or business in any country other than the United States and the United Kingdom that subjected it to income tax in such country.

(s)

Neither Zoom nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(t)

The net operating losses of Zoom and its Subsidiaries are not subject to any limitation on their use under the provisions of Sections 382, 384, or 269 of the Code or any of the provisions of the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated hereby.

(u)

Except for the effect of any action following the Closing but after giving effect to actions of Zoom or its stockholders prior to the Closing, the federal income tax net operating loss carryforwards of Zoom that may be carried forward to the first taxable period of Zoom shall be equal to at least $36,000,000.

(v)

For purposes of this Section 5.25, any reference to Zoom or its Subsidiaries shall be deemed to include any Person which merged with or was liquidated into Zoom or any Subsidiary.

Section 5.26

Foreign Corrupt Practices.

  Neither Zoom, nor to Zoom’s Best Knowledge, any Representative of Zoom has, in the course of its actions for, or on behalf of, Zoom (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.27

Money Laundering Laws.

  The operations of Zoom are and have been conducted at all times in compliance with Money Laundering Laws and no proceeding involving Zoom with respect to the Money Laundering Laws is pending or, to the Best Knowledge of the officers of Zoom, is threatened in writing.

Section 5.28

Governmental Inquiry.

  Zoom has not received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority with respect to Zoom.

Section 5.29

Records.  The books of account, minute books and stockholder records of Zoom made available to the Seller Parties are complete and accurate in all material respects, and there have been no material transactions involving Zoom which are required to be set forth therein and which have not been so set forth.

ARTICLE 6

CONDUCT PRIOR TO THE CLOSING

Section 6.1

Covenants of Seller Parties.   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Seller Parties agree that, except as otherwise consented to in writing by Zoom, (i) Gu and the Seller Parties shall not enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the JL Shares or the Leimone Shares; (ii) Gu and the Seller Parties shall not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any Lien to be placed upon the JL Shares or the Leimone Shares; and (iii) TCB Digital shall (except to the extent expressly contemplated by this Agreement), (a) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations and (b) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and use its commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing businesses as of the Closing Date.  Seller Parties agree to promptly notify Zoom of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on any of the Leimone Companies or TCB Digital.  Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Section 6.1 of the Seller Party Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, Seller Parties shall not allow, cause or permit any of the following actions to occur with respect to TCB Digital without the prior written consent of Zoom, which shall not be unreasonably delayed or withheld:

(a)

Charter Documents.  Cause or permit any amendments to any of the TCB Digital Constituent Instruments, or any other equivalent organizational documents, except as contemplated by this Agreement;

(b)

Dividends; Changes in Capital Stock.  Except as set forth in Section 6.1(b) of the Seller Party Disclosure Schedule, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(c)

Material Contracts.  Enter into any new TCB Digital Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing TCB Digital Material Contract, other than (i) in the ordinary course of business consistent with past practice or (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of Zoom to this Agreement;

(d)

Issuance of Securities.  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e)

Intellectual Property.  Transfer or license to any Person or entity any Intellectual Property Rights other than the license of non-exclusive rights to Intellectual Property Rights in the ordinary course of business consistent with past practice;

(f)

Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

(g)

Indebtedness.  Except in its ordinary course of business, issue or sell any debt securities or guarantee any debt securities of others in excess of $100,000 in the aggregate;

(h)

Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements of TCB Digital;

(i)

Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000 individually or in the aggregate;

(j)

Acquisitions.  Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(k)

Taxes.  Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)

Employment.  Except as required to comply with Legal Requirements or agreements or pursuant to plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement (provided, however, that the Parties may hire employees or independent contractors (A) for the sole purpose of replacing employees who have terminated their employment, provided that the hired employees must be hired on terms and conditions, including compensation, which are substantially equivalent to the terms and conditions of the employees being replaced, (B) with respect to any open requisitions for employment existing on the date hereof or (C) other than  employees or independent contractors hired in the ordinary course of business terminable at will, (ii) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, executive officer, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (vi) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(m)

Facility.  Open or close any facility or office except in the ordinary course of business;

(n)

Insurance.  Fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(o)

Litigation.  Initiate, compromise or settle any material litigation or arbitration proceedings; and

(p)

Other.  Agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (o) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

Section 6.2

Covenants of Zoom.

Section 6.3

  From the date hereof until the earlier of the termination of this Agreement or the Closing Date, Zoom agrees that Zoom shall use commercially reasonable efforts (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other Parties), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations. Zoom agrees to promptly notify the Seller Parties of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on Zoom.  Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Section 6.2 of the Zoom Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, Zoom shall not do, allow, cause or permit any of the following actions to occur without the prior written consent of the Seller Parties, which consent shall not be unreasonably delayed or withheld:

(a)

Charter Documents.  Adopt or propose any material change in Zoom Constituent Instruments except for such amendments required by any Legal Requirement or the rules and regulations of the SEC or The Nasdaq Stock Market, Inc. (or such other applicable national securities exchange);

(b)

Accounting Policies and Procedures.  Change any method of accounting or accounting principles or practices by Zoom, except for any such change required by any Legal Requirement or by a change in any Legal Requirement or U.S. GAAP;

(c)

SEC Reports.  Fail to timely file or furnish to or with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished (except those filings by affiliates of Zoom required under Section 16(a) of the Exchange Act which do not have a Material Adverse Effect on Zoom);

(d)

Issuance of Securities.  Except in connection with (i) vested options currently owned by employees of Zoom or members of the Zoom Board, (ii) the shelf-registration statement on Form S-3 filed with the SEC on January 22, 2009 (the “Shelf Registration Statement”), or (iii) investments by third parties in Zoom Telephonics, provided such investments do not require the issuance, delivery or sale of Zoom securities; issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (including treasury shares) or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e)

Issuance of Equity Incentive Awards.  Issue any new equity incentive awards to any Person, or cause any material changes to be made to the terms of Zoom’s currently outstanding equity incentive awards;

(f)

Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(g)

Liabilities.  Incur any liabilities; provided, however, that Zoom Telephonics may incur liabilities up to $50,000, if Zoom is in no way responsible for or obligated under such liabilities;

(h)

Material Contracts.  Enter into any new Zoom Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Zoom Material Contract, other than upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of the Seller Parties; provided, however, that Zoom Telephonics may enter into a Contract (excluding a Zoom Material Contract) if (x) Zoom is not a party to such Contract and (y) Zoom is in no way responsible for or obligated under such Contract;

(i)

Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole; provided, however, that Zoom may (i) sell its interests in Unity Business Networks, L.L.C. or Redmoon, Inc., or (iii) sell Zoom Telephonics assets;

(j)

Indebtedness.  Issue or sell any debt securities or guarantee any debt securities of others; provided, however, that Zoom Telephonics may issue or sell debt securities or guarantee debt securities of others if Zoom is in no way responsible for or obligated under such debt securities;

(k)

Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements of Zoom;

(l)

Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $50,000 individually or in the aggregate;

(m)

Acquisitions.  Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization; provided, however, that Zoom Telephonics may acquire assets or enter into strategic partnerships or joint ventures, provided Zoom is in no way responsible for or obligated under any agreements related to such actions;

(n)

Taxes.  Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(o)

Employment.  Except as required to comply with applicable Law or agreements or pursuant to plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement; provided, however, that Zoom Telephonics may hire employees or independent contractors (A) for the sole purpose of replacing employees who have terminated their employment, provided that the hired employees must be hired on terms and conditions, including compensation, which are substantially equivalent to the terms and conditions of the employees being replaced, (B) with respect to any open requisitions for employment existing on the date hereof or (C) other than employees or independent contractors hired in the ordinary course of business terminable at will, (ii) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, executive officer, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (vi) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(p)

Facility.  Open or close any facility or office;

(q)

Insurance.  Fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement; and

(r)

Other.  Agree in writing or otherwise to take, any of the actions described in Sections 6.2(a) through (q) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

ARTICLE 7

COVENANTS OF SELLER PARTIES

Section 7.1

Financial Statements.

(a)

TCB Digital Financial Statements.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, TCB Digital shall deliver to Zoom (i) audited financial statements prepared in accordance with U.S. GAAP for each fiscal year, beginning with the year ended December 31, 2008, no later than March 31 following the end of such fiscal year, and (ii) unaudited interim financial statements prepared in accordance with U.S. GAAP for the first three quarters of each fiscal year, beginning with the quarter ending March 31, 2009, no later than 45 days following the end of such fiscal quarter.

(b)

TCB Digital Financial Information.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, TCB Digital shall provide to Zoom a copy of any financial information prepared in the ordinary course consistent with TCB Digital’s current practice on an individual and consolidated basis for TCB Digital, together with such further explanation and information with respect thereto as may be reasonably requested by Zoom.

(c)

Leimone Company Financial Statements.  If Zoom exercises its Purchase Option with respect to any of the Leimone Companies, Gu shall cause such Leimone Company to provide Zoom with the financial statements described in Section 1.3(b).

Section 7.2

Insurance.

  Through the Closing Date, Seller Parties shall cause TCB Digital to maintain insurance policies providing insurance coverage for the Business and the assets and properties of TCB Digital of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

Section 7.3

No Securities Transactions.   None of the Seller Parties, directly or indirectly, shall engage in any transactions involving the securities of Zoom prior to the time of the making of a public announcement of the Transactions contemplated by this Agreement.

Section 7.4

Fulfillment of Conditions.

  Seller Parties shall use reasonable efforts to fulfill the conditions specified in Article 10 to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their  commercially reasonable efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Seller Parties contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 7.5

Disclosure of Certain Matters.

  From the date hereof through the Closing Date, Seller Parties shall give Zoom prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Seller Parties contained herein to be inaccurate or otherwise misleading, (c) gives Seller Parties any reason to believe that any of the conditions set forth in Article 10 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Leimone Companies or TCB Digital, or (e) would require any amendment or supplement to the Proxy Statement.

Section 7.6

Regulatory and Other Authorizations; Notices and Consents.  Seller Parties shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and the Transaction Documents to which it is a party and will cooperate fully with Zoom in promptly seeking to obtain all such authorizations, consents, orders and approvals (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit the Seller Parties and/or their counsel to participate in the conversation and correspondence with such Government Authorities together with Seller Parties’ counsel).

Section 7.7

Related Tax.

  From the date hereof through the Closing Date, Seller Parties shall cause TCB Digital, consistent with past practice, to (i) duly and timely file all Tax Returns and other documents required by it to be filed with applicable Governmental Authorities, the failure to file of which could have a material negative impact, financial or otherwise, subject to extensions permitted by law and properly granted by the appropriate authority, provided that Seller Parties notify Zoom that TCB Digital is availing itself of such extensions, and (ii) pay all Tax shown as due on such Tax Returns. Gu or Gold Lion covenant and agree to pay any tax and duties assessed by any Governmental Authority of the PRC on receipt of the Equity Payment pursuant to this Agreement.

Section 7.8

Proxy Statement.   Seller Parties shall use reasonable efforts to provide promptly to Zoom such information concerning its business affairs and financial statements as, in the reasonable judgment of Zoom or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, shall cause its counsel to cooperate with Zoom’s counsel in the preparation of the Proxy Statement and shall request the cooperation of TCB Digital’s auditors in the preparation of the Proxy Statement.  In addition, TCB Digital shall furnish to Zoom a completed directors and officers questionnaire for each Person specified in Section 7.8 of the Seller Party Disclosure Schedule (the “New Zoom Executive Officers and Directors”) as soon as practical, but no later than February 20, 2009.  Following the Closing, Zoom shall cause each New Zoom Executive Officer and Director to become an executive officer and/or director of Zoom. None of the information provided in writing by or on behalf of the Seller Parties specifically for inclusion or incorporation by reference in the Proxy Statement at the time the Proxy Statement is mailed or delivered to the Zoom stockholders and as of the Closing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If any information provided by Seller Parties or the New Zoom Officers and Directors is discovered or any event occurs with respect to any of such individuals, or any change occurs with respect to the other information provided by Seller Parties included in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Seller Parties shall notify Zoom promptly of such event.

Section 7.9

Leimone Companies Pre-emptive Right.  Gu agrees to deliver, no less than ten (10) business days prior to Closing, executed agreements in form reasonably acceptable to Zoom with each of the Leimone Companies providing Zoom with a right of first refusal to acquire any debt or equity securities to be issued or sold by such Leimone Company from the date hereof until the expiration of the Option Period related to such Leimone Company.

Section 7.10

No Solicitation.  The Seller Parties shall not, nor shall they authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by it or any of its Affiliates to, directly or indirectly through another Person, (i) solicit, initiate or encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any TCB Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any TCB Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Seller Parties shall be a breach of this Section 7.10 by Seller Parties. Seller Parties shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person conducted heretofore with respect to any TCB Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished to such Person(s). Notwithstanding any other provision of this Agreement, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written TCB Takeover Proposal that the Board of Directors of TCB Digital determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) constitutes or would reasonably be expected to lead to a TCB Superior Proposal, and which TCB Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 7.10, TCB Digital may, if its Board of Directors determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of TCB Digital (excluding Gold Lion) under applicable law (x) furnish information with respect to TCB Digital to the Person making such TCB Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (a copy of which shall be provided to Zoom); provided that all such information has previously been provided to Zoom or is provided to Zoom prior to or substantially concurrent with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such TCB Takeover Proposal (and its Representatives) regarding such TCB Takeover Proposal.

The term “TCB Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 15% or more of any class of equity securities or assets of TCB Digital, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities or assets of TCB Digital, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving TCB Digital pursuant to which any Person or the stockholders of any Person would own 15% or more of any class of equity securities or assets of TCB Digital, other than the transactions contemplated by this Agreement.

The term “TCB Superior Proposal” means any bona fide offer made by a third party (excluding Gold Lion, Gu or any Affiliates of such parties) that if consummated would result in such Person (or its stockholders) owning, directly or indirectly, more than 50% of the shares of TCB Digital’s equity securities then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50% of the assets of TCB Digital, which the Board of Directors of TCB Digital determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) to be (i) more favorable to the stockholders of TCB Digital (excluding Gold Lion) from a financial point of view than the Share Exchange (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Zoom in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

In addition to the obligations of Seller Parties set forth above in this Section 7.10, the Seller Parties shall promptly advise Zoom orally and in writing of any TCB Takeover Proposal, the material terms and conditions of any such TCB Takeover Proposal or inquiry (including any material changes thereto) and the identity of the Person making any such TCB Takeover Proposal or inquiry. Seller Parties shall (i) keep Zoom promptly and reasonably informed of the status and details (including any material change to the terms thereof) of any such TCB Takeover Proposal or inquiry and (ii) provide to Zoom as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to Seller Parties from any Person that describes any of the terms or conditions of any TCB Takeover Proposal.

ARTICLE 8

COVENANTS OF ZOOM AND ZOOM TELEPHONICS

Section 8.1

Proxy Statement Filing, SEC Filings and Stockholders’ Meeting.

(a)

Zoom shall cause a meeting of its stockholders (the “Stockholders’ Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the Transactions contemplated hereby and by the Transaction Documents.  In connection with the Stockholders’ Meeting, Zoom (a) will use commercially reasonable efforts to file with the SEC as promptly as practicable the Proxy Statement, which shall serve as a proxy statement pursuant to Section 14(a), Regulation 14A, and Schedule 14A under the Exchange Act and all other proxy materials for such meeting, (b) upon receipt of approval from the SEC, will mail to its stockholders the Proxy Statement and other proxy materials, and (c) will otherwise comply with all Legal Requirements applicable to the Stockholders’ Meeting.

(b)

Zoom will timely provide to Seller Parties all correspondence with the SEC and will not file any amendment to the filings with the SEC without the prior consent of Seller Parties, which consent shall not be unreasonably delayed or withheld.

Section 8.2

Fulfillment of Conditions.   From the date hereof to the Closing Date, Zoom shall use its commercially reasonable efforts to fulfill the conditions specified in Article 10 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of Zoom in such manner that on the Closing Date the representations and warranties of Zoom contained herein shall be accurate as though then made).

Section 8.3

Disclosure of Certain Matters.   From the date hereof through the Closing Date, Zoom shall give the Seller Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Zoom contained herein to be inaccurate or otherwise misleading, (c) gives Zoom any reason to believe that any of the conditions set forth in Article 10 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Zoom, or (e) would require any amendment or supplement to the Proxy Statement.

Section 8.4

Regulatory and Other Authorizations; Notices and Consents.  Zoom shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents to which it is a party and will cooperate fully with the Seller Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit the Seller Parties and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with Zoom counsel).

Section 8.5

Related Tax.  From the date hereof through the Closing Date, Zoom, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required by it be filed with applicable Governmental Authorities, the failure to file of which could have a material negative impact, financial or otherwise, subject to extensions permitted by law and properly granted by the appropriate authority, provided that Zoom notifies the Seller Parties that Zoom is availing itself of such extensions, and (ii) pay all Tax shown as due on such Tax Returns.

Section 8.6

Insurance.  Through the Closing Date, Zoom shall maintain insurance policies providing insurance coverage for the business of Zoom and the assets and properties of Zoom of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

Section 8.7

No Solicitation.

(a)

Zoom shall not, nor shall it authorize or permit any of its Subsidiaries or any of their Representatives retained by it or any of its Affiliates to, directly or indirectly through another Person, (i) solicit, initiate or encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Zoom Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Zoom Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Zoom or any of its Subsidiaries shall be a breach of this Section 8.7(a) by Zoom. Zoom shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated any existing discussions or negotiations with any Person conducted heretofore with respect to any Zoom Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished to such Person(s). Notwithstanding any other provision of this Agreement, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Zoom Takeover Proposal that the Board of Directors of Zoom determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) constitutes or would reasonably be expected to lead to a Zoom Superior Proposal, and which Zoom Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 8.7(a), Zoom may, if its Board of Directors determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Zoom under applicable law, and subject to compliance with Section 8.7(c), (x) furnish information with respect to Zoom and its Subsidiaries to the Person making such Zoom Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (a copy of which shall be provided to Seller Parties); provided that all such information has previously been provided to Seller Parties or is provided to Seller Parties prior to or substantially concurrent with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Zoom Takeover Proposal (and its Representatives) regarding such Zoom Takeover Proposal.

The term “Zoom Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 15% or more of any class of equity securities of Zoom, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of Zoom, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Zoom pursuant to which any Person or the stockholders of any Person would own 15% or more of any class of equity securities of Zoom, other than the transactions contemplated by this Agreement.

The term “Zoom Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such Person (or its stockholders) owning, directly or indirectly, more than 50% of the shares of Zoom’s common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50%  of the assets of Zoom, which the Board of Directors of Zoom determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of Zoom from a financial point of view than the Share Exchange (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Seller Parties in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

(b)

Neither the Board of Directors of Zoom nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Seller Parties), or publicly propose to withdraw (or modify in a manner adverse to Seller Parties), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Share Exchange or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Zoom Takeover Proposal (any action described in this clause (i) being referred to as a “Zoom Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow Zoom or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Zoom Takeover Proposal (other than a confidentiality agreement referred to in Section 8.7(a)) (an “Acquisition Agreement”). Notwithstanding the foregoing, if at any time prior to obtaining the Stockholder Approval, the Board of Directors of Zoom receives a Zoom Superior Proposal and as a result thereof determines in good faith by a majority vote of the disinterested members of the Board of Directors (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Zoom under applicable law, Zoom may make a Zoom Adverse Recommendation Change; provided, however, that no Zoom Adverse Recommendation Change may be made until after the fourth business day following Seller Parties’ receipt of written notice (a “Notice of Adverse Recommendation”) from Zoom advising Seller Parties that the Board of Directors of Zoom intends to take such action and specifying all material terms and conditions of any Zoom Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Zoom Superior Proposal shall require a new Notice of Adverse Recommendation and a new four business day period). In determining whether to make a Zoom Adverse Recommendation Change, the Board of Directors of Zoom shall take into account any changes to the terms of this Agreement proposed by Seller Parties in response to a Notice of Adverse Recommendation or otherwise.

In addition to the obligations of Zoom set forth in paragraphs (a) and (b) of this Section 8.7, Zoom shall promptly advise Seller orally and in writing of any Zoom Takeover Proposal, the material terms and conditions of any such Zoom Takeover Proposal or inquiry (including any material changes thereto) and the identity of the Person making any such Zoom Takeover Proposal or inquiry. Zoom shall (i) keep Seller promptly and reasonably informed of the status and details (including any material change to the terms thereof) of any such Zoom Takeover Proposal or inquiry and (ii) provide to Seller Parties as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to Zoom or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Zoom Takeover Proposal.

(c)

Nothing contained in this Section 8.7 shall prohibit Zoom from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of Zoom if, in the good faith judgment of the Board of Directors, as determined by a majority vote of the disinterested members thereof (after consultation with outside counsel), the failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of Directors’ duty of candor to the stockholders of Zoom; provided, however, that in no event shall Zoom or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 8.7(b).

Section 8.8

Lock-Up and Voting Agreements; Founder Lock-Up Agreements.  Zoom shall cause (i) each of its executive officers and directors to execute and deliver to Zoom on the date hereof a Lock-Up and Voting Agreement in the form of Exhibit B, pursuant to which each such Person agrees (x) that during the period commencing on and including the date hereof and ending on and including the Closing Date, each such Person will not sell, transfer, assign, pledge or hypothecate any shares of Zoom’s common stock and (y) to vote all shares of Zoom’s common stock owned or controlled by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Lock-Up and Voting Agreement and (ii) each of Frank Manning and Peter Kramer to execute and deliver to Zoom on or before the Closing Date a Founder Lock-Up Agreement in the form of Exhibit C, pursuant to which each such Person agrees that during the period commencing on the Closing Date and ending on and including the 365th day following the date of the Closing, each such Person will not sell, transfer, assign, pledge or hypothecate, in any calendar month, greater than 3% of the shares of Zoom’s common stock sold in the previous four (4) calendar weeks.  Zoom will enforce any existing agreements between Zoom and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of Zoom’s securities.  In addition, Zoom will direct its transfer agent to place stop transfer restrictions upon any such securities of Zoom that are bound by “lock-up” agreements for the duration of the periods contemplated in such agreements.  Prior to the Closing, Zoom shall not permit the amendment or waiver of any Lock-Up and Voting Agreement or Founder Lock-Up Agreement without the prior written consent of TCB Digital.

Section 8.9

Transaction Documents.  Zoom and Zoom Telephonics agree to enter into and perform under the Separation Agreement and License Agreement.

Section 8.10

Zoom Separation.  Zoom and Zoom Telephonics agree to structure, conduct and execute the Zoom Separation in a manner that ensures that following the Closing Zoom does not retain any existing or potential liability related to the Zoom Legacy Business, including specifically, but without limitation, any existing or potential liability following the Closing to any current or former employee, leased employee, director, officer, independent contractor or other service provider employed by or rendering services to the Zoom Legacy Business relating to their employment or service or the termination of their employment or service.

Section 8.11

Cooperation with Review of Zoom Separation and Distribution.  Zoom and Zoom Telephonics shall fully cooperate with the Seller Parties and their Representatives in the review of the Zoom Separation and Distribution.

Section 8.12

NASDAQ Listing.  Zoom agrees to take all reasonable action necessary to maintain its common stock listing on the NASDAQ Capital Market.  Zoom also agrees to fully cooperate with the Seller Parties and their Representatives in the process of applying to have Zoom’s common stock listed on the NASDAQ Capital Market upon and following the Closing.

ARTICLE 9

ADDITIONAL AGREEMENTS AND COVENANTS

Section 9.1

Disclosure Schedules.

  Each of the Parties shall, as of the Closing Date, have the obligation to supplement or amend their respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules.  The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 9.2

Confidentiality.

  Between the date hereof and the Closing Date, each of Zoom and the Seller Parties shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired by the Party to which it was furnished from other sources, which source is not a Representative of the other Party, and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or provided by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information.  For the avoidance of doubt, any disclosure of information made by Zoom in its filings with the SEC as required by the applicable laws will not be a violation of this Section 9.2.

Section 9.3

Public Announcements and SEC Disclosure.

  From the date of this Agreement until the Closing or termination of this Agreement, Zoom and Seller Parties shall cooperate in good faith to jointly prepare all press releases, public announcements and SEC disclosure pertaining to the Transaction Documents.  Each Party shall not issue or otherwise make any press release, public announcement, or SEC disclosure pertaining to the Transaction Documents without the prior consent of Zoom (in the case of the Leimone Companies and TCB Digital) or the Seller Parties (in the case of Zoom), except as required by Law or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release, public announcement or SEC disclosure. If any Party determines with the advice of counsel that it is required to make any Transaction Document or the terms thereof public or otherwise issue a press release, make a public announcement or file SEC disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 9.4

Fees and Expenses.  Except as expressly provided in Article 12, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 9.5

Equity Sales Prior to Closing.  If Zoom sells any equity securities on or after the date of this Agreement and before the Closing Date, any consideration received from such sales (i) will not be distributed or otherwise transferred to Zoom Telephonics or any other Person, (ii) will not be utilized in any way by Zoom Telephonics or any other Person and (iii) will remain in Zoom after the Closing of the Distribution and Share Exchange.

Section 9.6

Disposition of Equity Interests or Assets of TCB Digital.  For a period of at least one (1) year after the Closing, Zoom shall not sell, transfer or otherwise dispose of any equity interest or material asset of TCB Digital without the prior written consent of Gu.

Section 9.7

Tax Free Reorganization.  This Agreement is a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations promulgated under the Code.  From and after the date of this Agreement, each Party hereto shall use its reasonable best efforts to cause the Share Exchange to qualify as a reorganization under the provisions of Section 368(a) of the Code.  Further, each Party agrees not to take any action (or fail to take any action), either prior to or following the Closing, that would reasonably be expected to cause the Share Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Zoom does not know of any reason why the Share Exchange will not qualify as a reorganization within the meaning of Section 368(a) of the Code.  The Seller Parties do not know of any reason why the Share Exchange will not qualify as a reorganization within the meaning of Section 368(a) of the Code.  The Parties shall report, act and file all Tax Returns consistently with the foregoing treatment and shall not take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such treatment, unless required to do so by applicable law.

ARTICLE 10

CONDITIONS TO CLOSING

Section 10.1

Seller Parties Conditions Precedent.

  The obligations of Seller Parties to enter into and complete the Closing are subject, at the option of Seller Parties, to the fulfillment on or prior to the Closing Date of the following conditions by Zoom and Zoom Telephonics, any one or more of which may be waived by Seller Parties in writing.

(a)

Representations and Covenants.  The representations and warranties of Zoom contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  Zoom shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Zoom on or prior to the Closing Date, and Zoom shall have delivered to Seller Parties a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Seller Parties, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Zoom.

(c)

No Material Adverse Effect.  There shall not have been, alone or in the aggregate, any one or more occurrence, event, incident, action, failure to act, or transaction since September 30, 2008 which has had or is reasonably likely to cause a Material Adverse Effect on Zoom.

(d)

Filing of Proxy Statement. Zoom shall have filed the definitive Proxy Statement with the SEC and mailed it to Zoom’s stockholders.

(e)

Zoom Stockholder Approval.  In accordance with the Zoom Constituent Instruments, the requirements of The Nasdaq Stock Market, Inc. and Delaware law, this Agreement and the Transactions contemplated hereby and by the Transaction Documents shall have been approved by a majority of the votes properly cast by Zoom’s stockholders at the Stockholders’ Meeting at which at least a quorum is present.

(f)

SEC Reports.  Zoom shall have filed all reports and other documents required to be filed by Zoom under the U.S. federal securities laws through the Closing Date.

(g)

Satisfactory Completion of Zoom Separation and Distribution.  Zoom and Zoom Telephonics shall have completed the Zoom Separation and Distribution in a manner that is reasonably satisfactory to the Seller Parties.

(h)

Secretary’s Certificate.  Seller Parties shall have received a certificate from Zoom, signed by its Secretary certifying that the attached copies of the Zoom Constituent Instruments and resolutions of the Zoom Board approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(i)

Certificate of Good Standing.  The Seller Parties shall have received a certificate of good standing under the laws of Delaware for each of Zoom and Zoom Telephonics.

(j)

Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Zoom’s conduct or operation of the business of Zoom following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(k)

Opinion.  The Seller Parties shall have received the opinion of Cozen O’Connor in the form of Exhibit F.

(l)

Zoom Capitalization Table.  The Seller Parties shall have received an equity capitalization table for Zoom as of the Closing, which provides a detailed itemized analysis of Zoom’s outstanding common stock and securities convertible into or exercisable for Zoom common stock as of the Closing.

(m)

Deliveries.  All other deliveries required to be made by Zoom in Article 2 shall have been made by Zoom.

(n)

Transaction Documents.  The Transaction Documents shall have been executed and delivered by the applicable Parties.

(o)

Lock-Up and Voting Agreements; Founder Lock-Up Agreements.  Each of the executive officers and directors of Zoom shall have executed and delivered to the Seller Parties and Zoom a Lock-Up and Voting Agreement in the form of Exhibit B hereto and such agreements shall be in full force and effect on the Closing Date.  Each of Frank Manning and Peter Kramer shall have executed and delivered to the Seller Parties and Zoom a Founder Lock-Up Agreement in the form of Exhibit C hereto and such agreements shall be in full force and effect on the Closing Date.

(p)

Resignations of Officers and Directors.  Zoom and the Seller Parties shall have received resignations from all of the officers and directors of Zoom prior to the Closing Date.

(q)

Separation Agreements and General Releases.  Zoom and the Seller Parties shall have received a Separation Agreement and General Release from each Person who is a party to an employment or consulting agreement with Zoom prior to the Closing Date.  Each such Separation Agreement and General Release shall be dated no earlier than 20 days before the Closing Date and no later than ten days before the Closing Date.

(r)

Appointment or Election of Executive Officers and Directors Designated by TCB Digital.  The Seller Parties shall have received evidence of the due appointment or election of the New Zoom Executive Officers and Directors, effective upon the Closing.

(s)

Payment of Zoom Transaction Costs.  The Seller Parties shall have received evidence that Zoom has paid all of its costs associated with this transaction, including legal and advisory fees.

(t)

Payment of Zoom Outstanding Liabilities.  The Seller Parties shall have received evidence that Zoom has paid all outstanding liabilities.

(u)

Studies as to Tax Basis and Earnings and Profits.  The Seller Parties shall have received studies prepared by KLR, along with work papers and explanations of procedures, with conclusions as to (i) the tax basis that Zoom has in the stock of Zoom Telephonics as of the Closing Date, and (ii) the current and accumulated “earnings and profits” of Zoom as of the Closing Date.  A draft of such studies shall be provided to the Seller Parties within 30 days prior to the Closing Date for Seller Parties’ review and comment, with finalized copies to be delivered to the Seller Parties as of the Closing Date.

Section 10.2

Zoom Conditions Precedent.

  The obligations of Zoom to enter into and complete the Closing are subject, at the option of Zoom, to the fulfillment on or prior to the Closing Date of the following conditions by Seller Parties, any one or more of which may be waived by Zoom in writing.

(a)

Representations and Covenants.  The representations and warranties of Seller Parties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  Seller Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and Seller Parties shall have delivered to Zoom a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any Governmental Authorities, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Seller Parties, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Zoom.

(c)

No Material Adverse Effect.  There shall not have been, alone or in the aggregate, any one or more occurrence, event, incident, action, failure to act, or transaction since June 30, 2008 which has had or is reasonably likely to cause a Material Adverse Effect on any of the Leimone Companies or TCB Digital.

(d)

Filing of Proxy Statement. Zoom shall have filed the definitive Proxy Statement with the SEC and mailed it to Zoom’s stockholders.

(e)

Zoom Stockholder Approval.  In accordance with the Zoom Constituent Instruments, the requirements of The Nasdaq Stock Market, Inc. and Delaware law, this Agreement and the Transactions contemplated hereby and by the Transaction Documents shall have been approved by a majority of the votes properly cast by Zoom’s stockholders at the Stockholders’ Meeting at which at least a quorum is present.

(f)

Officer’s Certificate.  Zoom shall have received a certificate from Seller Parties, certifying that the attached copies of the TCB Digital Constituent Instruments and resolutions of TCB Digital or other authorizing documents approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(g)

Business License and Annual Inspection Report.  Zoom shall have received copies of the business license and most recent annual inspection report filed with the State Administration for Industry and Commerce, PRC for TCB Digital.

(h)

Injunctions or Restraints on Conduct of Business.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting TCB Digital’s conduct or operation of the business of TCB Digital following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(i)

Deliveries.  All other deliveries required to be made by Seller Parties in Article 2 shall have been made by them.

(j)

Transaction Documents.  The Transaction Documents shall have been executed and delivered by the Parties.

ARTICLE 11

INDEMNIFICATION

Section 11.1

Indemnification by the Seller Parties.

(a)

The Seller Parties will indemnify in full Zoom and hold it harmless against any loss, whether or not actually incurred prior to the applicable date referred to in Section 11.1(d), arising from, relating to or constituting (i) any material breach or inaccuracy in any of the representations and warranties of any Seller Party contained in this Agreement or in the Seller Party Disclosure Schedule as the same may be brought down to the Closing Date or any closing certificate delivered by or on behalf of the Seller Parties pursuant to this Agreement or (ii) any material breach of any of the agreements of any Seller Party contained in this Agreement (collectively, “Zoom Losses”).

(b)

The Seller Parties will indemnify Zoom for Zoom Losses pursuant to Section 11.1(a) only if the aggregate amount of all Zoom Losses exceeds $5,000 (the “Basket Amount”), in which case the Seller Parties will be liable only for the aggregate amount of all such Zoom Losses in excess of the Basket Amount.

(c)

The Seller Parties’ liability will not exceed $3,000,000 (the “Indemnification Cap”) for Zoom Losses.

(d)

If Zoom has a claim for indemnification under Section 11.1(a), Zoom will deliver to the Seller Parties one or more written notices of Zoom Losses (each a “Zoom Claim”) during the 30 month period following the Closing Date; provided that any Zoom Claim based on a breach of the representations and warranties contained in Sections 3.1 (JL Shares), 3.3 (Authority; Execution and Delivery; Enforceability; Control Status), 4.1 (Leimone Shares) or 4.2 (Authority; Control Status) may be made at any time (subject only to any applicable statutes of limitations).  The Seller Parties will have no liability under Section 11.1(a) unless the written notices required by the preceding sentence are given by the date specified.  Any Zoom Claim will state in reasonable detail the basis for such Zoom Losses to the extent then known by Zoom and the nature of the Zoom Loss for which indemnification is sought, and it may state the amount of the Zoom Loss claimed.  If such Zoom Claim (or an amended Zoom Claim) states the amount of the Zoom Loss claimed and the Seller Parties notify Zoom that the Seller Parties do not dispute the claim described in such notice or fails to notify Zoom within 20 business days after delivery of such notice by Zoom whether the Seller Parties dispute the claim described in such notice, the Zoom Loss in the amount specified in Zoom’s notice will be admitted by the Seller Parties, and the Seller Parties will pay the amount of such Zoom Loss to Zoom.  If the Seller Parties have timely disputed the liability of the Seller Parties with respect to a Zoom Claim (or an amended Zoom Claim) stating the amount of a Zoom Loss claimed, the Seller Parties and Zoom will proceed in good faith to negotiate a resolution of such dispute.  If a claim for indemnification has not been resolved within 30 days after delivery of the Seller Parties’ notice, Zoom may seek judicial recourse.  If a Zoom Claim does not state the amount of the Zoom Loss claimed, such omission will not preclude Zoom from recovering from the Seller Parties the amount of the Zoom Loss with respect to the claim described in such Zoom Claim if any such amount is promptly provided once determined.  In order to assert its right to indemnification under this Article 11, Zoom will not be required to provide any notice except as provided in this Section 11.1(d).

(e)

The Seller Parties will pay the amount of any Zoom Loss to Zoom within 10 days following the determination of the Seller Parties’ liability for the amount of a Zoom Loss (whether such determination is made pursuant to the procedures set forth in this Section 11.1, by agreement between Zoom and the Seller Parties, by arbitration award or by final adjudication).

Section 11.2

Indemnification by Zoom Telephonics.

(a)

Zoom Telephonics will indemnify in full Gu and the Seller Parties and hold them harmless against any loss, whether or not actually incurred prior to the applicable date referred to in Section 11.2(d), arising from, relating to or constituting (i) any material breach or inaccuracy in any of the representations and warranties of Zoom or Zoom Telephonics contained in this Agreement or in the Zoom Disclosure Schedule as the same may be brought down to the Closing Date or any closing certificate delivered by or on behalf of Zoom or Zoom Telephonics pursuant to this Agreement, (ii) any material breach of any of the agreements of Zoom or Zoom Telephonics contained in this Agreement and (iii) Taxes related to the Distribution or any Pre-Closing Tax Period (“Seller Losses”).  For purposes of this Agreement, in the case of a tax period that begins prior to the Closing Date, but ends after the Closing Date, the liability for Taxes shall be allocated in accordance with the following: (A) real, personal and intangible property Taxes shall be allocated on a per diem basis, (B) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (C) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (B)), shall be allocated based on a closing of the books as of the close of business on the Closing Date.

(b)

Zoom Telephonics will indemnify Gu and the Seller Parties for the Seller Losses pursuant to Section 11.2(a) only if the aggregate amount of all Seller Losses exceeds the Basket Amount, in which case Zoom Telephonics will be liable only for the aggregate amount of all such Seller Losses in excess of the Basket Amount.

(c)

Zoom Telephonics’ liability will not exceed the Indemnification Cap for Seller Losses.

(d)

If Gu or the Seller Parties have a claim for indemnification under Section 11.2(a), Gu or the Seller Parties will deliver to Zoom Telephonics one or more written notices of Seller Losses (each a “Seller

Claim”) during the 30 month period following the Closing Date; provided that any Seller Claim based on a breach of the representations and warranties contained in Sections 5.1 (Capital Structure), 5.3 (Authority; Execution and Delivery; Enforceability) or 8.10 (Zoom Separation) may be made at any time (subject only to any applicable statutes of limitations).  Zoom Telephonics will have no liability under Section 11.2(a) unless the written notices required by the preceding sentence are given by the date specified.  Any Seller Claim will state in reasonable detail the basis for such Seller Losses to the extent then known by Gu or the Seller Parties and the nature of Seller Losses for which indemnification is sought, and it may state the amount of Seller Losses claimed.  If such Seller Claim (or an amended Seller Claim) states the amount of Seller Losses claimed and Zoom Telephonics notifies Gu or the Seller Parties that Zoom Telephonics does not dispute the claim described in such notice or fails to notify Gu or the Seller Parties within 20 business days after delivery of such notice by Gu or the Seller Parties whether Zoom Telephonics disputes the claim described in such notice, Seller Losses in the amount specified in Seller Parties’ notice will be admitted by Zoom Telephonics, and Zoom Telephonics will pay the amount of such Seller Losses to Gu or the Seller Parties.  If Zoom Telephonics has timely disputed its liability with respect to a Seller Claim (or an amended Seller Claim) stating the amount of a Seller Loss claimed, Zoom Telephonics and Gu and/or the Seller Parties will proceed in good faith to negotiate a resolution of such dispute.  If a claim for indemnification has not been resolved within 30 days after delivery of Zoom Telephonics’ notice, Gu or the Seller Parties may seek judicial recourse.  If a Seller Claim does not state the amount of Seller Losses claimed, such omission will not preclude Gu or the Seller Parties from recovering from Zoom Telephonics the amount of Seller Losses with respect to the claim described in such Seller Claim if any such amount is promptly provided once determined.  In order to assert its right to indemnification under this Article 11, neither Gu nor the Seller Parties will be required to provide any notice except as provided in this Section 11.2(d).

(e)

Zoom Telephonics will pay the amount of any Seller Losses to Gu or the Seller Parties within 10 days following the determination of Zoom Telephonics’ liability for the amount of the Seller Losses (whether such determination is made pursuant to the procedures set forth in this Section 11.2, by agreement between Gu and/or the Seller Parties and Zoom Telephonics, by arbitration award or by final adjudication).

ARTICLE 12

TERMINATION

Section 12.1

Methods of Termination. Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a)

by mutual written consent of the Parties;

(b)

by either Zoom or Seller Parties, if the Closing has not occurred by June 30, 2009 or such other date as may be mutually agreed to;

(c)

by Seller Parties,

(i)

if Zoom shall have breached any of its covenants, including without limitation, the covenants set forth in Section 8.2, in any material respect, or

(ii)

if the representations and warranties of Zoom contained in this Agreement shall not be true and correct in all material respects, at the time made, or

(iii)

if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Zoom has not cured such breach within ten (10) business days of Seller Parties’ notice of an intent to terminate; provided, however, that if any such breach is caused by any event or change of circumstance occurring during the period from the day following the date hereof up to and including the Closing Date, this Section 12.1(c)(iii) shall not apply unless such event or circumstance was contributed to by the default, negligence, failure to take prudent action or follow any request, notice or instruction of any Governmental Authority, fraud or other wrongdoing of any kind of any of Zoom, its directors, officers or employees or any of the respective representatives or agents of Zoom; or

(iv)

if Zoom amends or supplements any Zoom Disclosure Schedule hereto in accordance with Section 13.2 hereof and such amendment or supplement discloses a Material Adverse Effect;

(d)

by Zoom,

(i)

if Seller Parties shall have breached any of their covenants, including without limitation, the covenants set forth in Section 7.4, in any material respect, or

(ii)

if the representations and warranties of Seller Parties contained in this Agreement shall not be true and correct in all material respects, at the time made, or

(iii)

if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Seller Parties have not cured such breach within ten (10) business days of Zoom’s notice of an intent to terminate; provided, however, that if any such breach is caused by any event or change of circumstance occurring during the period from the day following the date hereof up to and including the Closing Date, this Section 12.1(d)(iii) shall not apply unless such event or circumstance was contributed to by the default, negligence, failure to take prudent action or follow any request, notice or instruction of any Governmental Authority, fraud or other wrongdoing of any kind of Seller Parties, or any of their representatives or agents; or

(iv)

if Seller Parties amend or supplement any Seller Party Disclosure Schedule hereto in accordance with Section 13.2 hereof and such amendment or supplement discloses a Material Adverse Effect;

by either Zoom or Seller Parties, if, at the Stockholders’ Meeting (including any adjournments thereof), this Agreement and the Transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of a majority of the votes properly cast in accordance with the Zoom Constituent Instruments.

Section 12.2

No Termination Fee.  If this Agreement is terminated by any Party for any reason set forth in Section 12.1 hereof, then each Party shall be responsible for the payment of the expenses and fees incurred by it in connection with or related to the transactions contemplated hereby.

Section 12.3

Effect of Termination.

(a)

In the event of termination and abandonment by either Zoom or Seller Parties, or both of them, pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other Party, and all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

(b)

If the Transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i)

each Party hereto will destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(ii)

all confidential information received by any Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 9.2 hereof, which shall survive such termination or abandonment.

(iii)

all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach with respect to any termination or abandonment not occurring pursuant to Section 12.1).

ARTICLE 13

MISCELLANEOUS

Section 13.1

Notices.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 13.2

Amendments; Waivers; No Additional Consideration.   No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 13.3

Remedies.   In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parties will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 13.4

Adjustments to Equity Payment.   The Equity Payment shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the equity securities of Zoom, occurring on or after the date hereof and prior to the Closing Date.

Section 13.5

Interpretation.   When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 13.6

Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

Section 13.7

Counterparts; Facsimile Execution.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 13.8

Entire Agreement; Third Party Beneficiaries.   This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 13.9

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

Section 13.10

Dispute Resolution.

(a)

All disputes arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Section 13.10.

(b)

Before any arbitration is commenced pursuant to this Section 13.10, the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(c)

If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

(d)

Any arbitration commenced pursuant to this Section 13.10 will be conducted in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by a Zoom Representative, one chosen by the Seller Parties and the third chosen by agreement of the two selected arbitrators; failing agreement within 30 days prior to commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the Parties. The arbitral tribunal will determine how the Parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the Parties, the Parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

Section 13.11

Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 13.12

Governing Language.   This Agreement shall be governed and interpreted in accordance with the English language.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ZOOM TECHNOLOGIES, INC.

By:	/s/ Frank Manning
Name:	Frank Manning
Title:	President and Chief Executive Officer

Address:
207 South Street
Boston, Massachusetts 02111

ZOOM TELEPHONICS, INC.

By:	/s/ Frank Manning
Name:	Frank Manning
Title:	President and Chief Executive Officer

Address:
207 South Street
Boston, Massachusetts 02111

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR SELLER PARTIES AND GU FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LEI GU

/s/ Lei Gu

Address:
Suite 702, Zhongdian Information Mansion,
6 Zhongguancun S St. Haidian,
Beijing 100086, People’s Republic of China

GOLD LION HOLDING LIMITED

By:	/s/ Lei Gu
Name:	Lei Gu
Title:	Chairman

Address:
Omar Hodge Building, Wickhams Cay 1
P.O. Box 362
Road Town, Tortola, British Virgin Islands

TIANJIN TONG GUANG GROUP DIGITAL COMMUNICATION CO., LTD

By:	/s/ Lei Gu
Name:	Lei Gu
Title:	Chairman

Address:
No.185, Xin Da Road, Hebei District,
Tianjin, 300140, People’s Republic of China

ANNEX I

Definitions

“Acquisition Agreement” has the meaning set forth in Section 8.7(b) of the Agreement.

“Action” has the meaning set forth in Section 3.10 of the Agreement.

“Affiliated Group” means any affiliated group within the meaning of Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

“Affiliates” means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 50% or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Basket Amount” has the meaning set forth in Section 11.1(b) of the Agreement.

“Benefit Plans” has the meaning set forth in Section 3.14(a) of the Agreement.

“Best Knowledge” means for a particular fact or matter for an individual: (a) that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.  A Person (other than an individual) will be deemed to have Best Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, manager, managing member, officer, or partner of that Person (or in any similar capacity) has, or at any time had, Best Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of any representation or warranty made herein by that Person or individual.

“Business” means all the businesses and operations conducted by TCB Digital, and its Subsidiaries, or by Zoom, and its Subsidiaries, as applicable.

“Cleanup” has the meaning set forth in this Annex I under “Environmental, Health and Safety Liabilities.”

“Closing” has the meaning set forth in Section 2.1 of the Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of the Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consent” has the meaning set forth in Section 3.6 of the Agreement.

“Contract” means a contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Disclosure Schedules” means the Seller Party Disclosure Schedule and the Zoom Disclosure Schedule, as applicable.

“Distribution” has the meaning set forth in Section 1.8 of the Agreement.

“Employee Benefit Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, or any other deferred compensation, retirement, stock option, stock purchase, bonus, medical, life, flexible benefit, welfare, disability, severance, change in control, retention or termination pay, insurance or incentive plan, and each other employee benefit plan, program, arrangement or agreement (whether domestic or foreign, statutory or non-statutory, funded or unfunded, written or oral, qualified or non-qualified), currently or previously sponsored, maintained or contributed or required to be contributed to by Zoom or any ERISA Affiliate for the benefit of any current or former employee, leased employee, director, officer, stockholder or independent contractor of Zoom or any ERISA Affiliate (or any spouse, dependent or beneficiary thereof) or under which Zoom or any ERISA Affiliate has or had any liability (direct or indirect, actual or contingent).

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind of nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (y) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law.

“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a)

any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b)

fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c)

financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d)

any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means any Legal Requirement that requires or relates to:

(a)

advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b)

preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c)

reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d)

assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)

protecting resources, species, or ecological amenities;

(f)

reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g)

cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h)

making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Environmental Permits” has the meaning set forth in Section 5.19 of the Agreement.

“Equity Payment” has the meaning set forth in Section 1.2 of the Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity, trade or business (whether or not incorporated) that is or previously was a member of a controlled group or affiliated service group of which Zoom is or was a member or that is or was treated as a single employer with Zoom under Sections 414(b), 414(c), 414(m), 414(o) or 414(t) of the Code or Section 4001(a) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by TCB Digital or Zoom, as applicable, and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by TCB Digital or Zoom, as applicable.

“Fair Market Value” of a share of Zoom common stock as of a particular date means (a) if Zoom’s common stock is traded on a national securities exchange at the determination date, then the average closing price on such securities exchange for the 20 trading days immediately preceding the determination date, (b) if Zoom’s common stock is not traded on a national securities exchange at the determination date but is traded in the over-the-counter market, then the average of the average closing bid and ask prices on such over-the-counter market for the 20 trading days immediately preceding the determination date and (c) if Zoom’s common stock is not publicly traded, then as the relevant parties agree, or in the absence of such an agreement, by arbitration in accordance with Section 13.10.

“Founder Lock-Up Agreement” means the lock-up agreement to be entered into by each of Frank Manning and Peter Kramer in substantially the form of Exhibit C attached hereto.

“FCPA” has the meaning set forth in Section 3.19 of the Agreement.

“Gold Lion” has the meaning set forth in the preamble to the Agreement.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“GPKM” has the meaning set forth in Section 3.7(a) of the Agreement.

“Gu” has the meaning set forth in the preamble to the Agreement.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“HKIAC” has the meaning set forth in Section 13.10(d) of the Agreement.

“Indemnification Cap” has the meaning set forth in Section 11.1(c) of the Agreement.

“Intellectual Property Rights” has the meaning set forth in Section 3.12 of the Agreement.

“Inventory” has the meaning set forth in Section 5.8(e) of the Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Jiansu Leimone” has the meaning set forth in the recitals of the Agreement.

“Jiansu Leimone Constituent Instruments” means the charter documents of Jiansu Leimone, each as amended to the date of the Agreement.

“JL Shares” has the meaning set forth in Section 1.1 of the Agreement.

“Judgment” means any judgment, order or decree.

“KLR” means Kahn, Litwin, Renza & Co., Ltd., Zoom’s tax advisors.

“Law(s)” means any law, statute, ordinance, rule, regulation, order, writ, injunction or decree.

“Lease” has the meaning set forth in Section 5.12(b) of the Agreement.

“Leased Property” has the meaning set forth in Section 5.8(e) of the Agreement.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which Zoom securities are then listed or traded).

“Leimone Companies” has the meaning set forth in the recitals of the Agreement.

“Leimone Shares” has the meaning set forth in the recitals of the Agreement.

“License Agreement” means the License Agreement to be entered into by Zoom, Zoom Telephonics and TCB Digital in substantially the form of Exhibit D attached hereto.

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances.

“Lock-Up and Voting Agreement” means the lock-up and voting agreement to be entered into by each executive officer and director of Zoom in substantially the form of Exhibit B attached hereto.

“Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, the definition of Material Adverse Effect shall not include events caused by (A) changes in the PRC economic conditions, except to the extent that the same disproportionately impact TCB Digital as compared to other similarly situated companies; (B) changes to the economic conditions affecting the industries in which TCB Digital or Zoom, as applicable, operate, except to the extent that the same disproportionately impact the TCB Digital or Zoom, as applicable, as compared to other companies in the industries in which TCB Digital or Zoom, as applicable, operate; (C) changes that are primarily attributable to the announcement of the Transactions contemplated hereby; and (D) acts of terrorism.

“Material Permits” mean all Permits other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any Parties.

“Minimum Purchase Price” has the meaning set forth in Section 1.3 of the Agreement.

“Money Laundering Laws” has the meaning set forth in Section 3.20 of the Agreement.

“New Zoom Executive Officers and Directors” has the meaning set forth in Section 7.8 of the Agreement.

“Notice of Adverse Recommendation” has the meaning set forth in Section 8.7(b) of the Agreement.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“OFAC” has the meaning set forth in Section 3.22 of the Agreement.

“Off-Balance Sheet Arrangement” means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have:  (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation: obligations that are not classified as a liability according to U.S. GAAP; contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements)).

“Option Period” has the meaning set forth in Section 1.3 of the Agreement.

“Option Price” has the meaning set forth in Section 1.3 of the Agreement.

“Owned Property” has the meaning set forth in Section 5.8(e) of the Agreement.

“Party” or “Parties” has the meaning set forth in the preamble to the Agreement.

“Permits” mean all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Permitted Lien” means (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due or delinquent and (c) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the assets and properties subject to such Lien or the use of such assets and properties in the conduct of the Business.

“Person” means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“PRC” means the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region and Taiwan.

“Pre-Closing Tax Periods” means all Tax periods or portions thereof ending on or prior to the Closing Date.

“Proxy Statement” has the meaning set forth in Section 5.6 of the Agreement.

“Purchase Option” has the meaning set forth in Section 1.1 of the Agreement.

“Purchase Option Multiple” has the meaning set forth in Section 1.3 of the Agreement.

“Real Estate Leases” has the meaning set forth in Section 3.11(a) of the Agreement.

“Real Property” has the meaning set forth in Section 3.11(a) of the Agreement.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K.  Reference in the Agreement to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Representatives” has the meaning set forth in Section 7.10 of the Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Seller Claim” has the meaning set forth in Section 11.2(d) of the Agreement.

“Seller Losses” has the meaning set forth in Section 11.2(a) of the Agreement.

“Seller Parties” has the meaning set forth in Article 3 of the Agreement.

“Seller Party Disclosure Schedule” has the meaning set forth in Article 3 of the Agreement.

“Separation Agreement” means the Separation and Distribution Agreement to be entered into by Zoom and Zoom Telephonics in substantially the form of Exhibit A attached hereto, as may be further amended by agreement among Zoom, Zoom Telephonics and TCB Digital.

“Separation Agreement and General Release” means each Separation Agreement and General Release entered into by Zoom and each Person who is a party to an employment or consulting agreement with Zoom prior to the Closing Date in substantially the form of Exhibit E attached hereto.

“Share Exchange” has the meaning set forth in the recitals of the Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 6.2(d) of the Agreement.

“Signing Consideration Shares” means 90,000 shares of Zoom common stock to be issued to Gold Lion or its designees in accordance with the terms of Section 1.10.

“Stockholder Approval” means the approval by a majority of the votes properly cast by Zoom’s stockholders at the Stockholders’ Meeting at which at least a quorum is present of this Agreement and the Transactions contemplated hereby and by the Transaction Documents, in accordance with the Zoom Constituent Instruments, the requirements of The Nasdaq Stock Market, Inc. and Delaware law.

“SOX” has the meaning set forth in Section 5.8(a) of the Agreement.

“Stockholders’ Meeting” has the meaning set forth in Section 8.1(a) of the Agreement.

“Subsidiary” of any Party means any Person that such Party directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Person that is sufficient to enable such Party to elect at least a majority of the members of such Person’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Person.

“Tangible Personal Property” has the meaning set forth in Section 3.11(b) of the Agreement.

“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Taxing Authority” means the IRS and any other governmental body responsible for the administration of any Tax.

“TCB Balance Sheets” has the meaning set forth in Section 3.9 of the Agreement.

“TCB Digital” has the meaning set forth in the preamble to the Agreement.

“TCB Digital Constituent Instruments” means the charter documents of TCB Digital, each as amended to the date of the Agreement.

“TCB Digital Material Contract” has the meaning set forth in Section 3.17(a) of the Agreement.

“TCB Financial Statements” has the meaning set forth in Section 3.7(a) of the Agreement.

“TCB Option” has the meaning set forth in the recitals of the Agreement.

“TCB Option Shares” has the meaning set forth in the recitals of the Agreement.

“TCB Superior Proposal” has the meaning set forth in Section 7.10 of the Agreement.

“TCB Takeover Proposal” has the meaning set forth in Section 7.10 of the Agreement.

“Trade Secrets” means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it.

“Transaction Documents” means this Agreement, the Separation Agreement and License Agreement.

“Transactions” has the meaning set forth in Section 2.1 of the Agreement.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Voting TCB Debt” has the meaning set forth in Section 3.1(b) of the Agreement.

“Voting Zoom Debt” has the meaning set forth in Section 5.1(c) of the Agreement.

“Zoom” has the meaning set forth in the preamble of the Agreement.

“Zoom Adverse Recommendation Change” has the meaning set forth in Section 8.7(b) of the Agreement.

“Zoom Benefit Agreements” has the meaning set forth in Section 5.7 of the Agreement.

“Zoom Board” means the board of directors of Zoom prior to the Closing Date.

“Zoom Claim” has the meaning set forth in Section 11.1(d) of the Agreement.

“Zoom Constituent Instruments” has the meaning set forth in Section 5.2 of the Agreement.

“Zoom Disclosure Schedule” has the meaning set forth in Article 5 of the Agreement.

“Zoom Legacy Business” means all of the Business of Zoom and its Subsidiaries prior to the Closing Date.

“Zoom Losses” has the meaning set forth in Section 11.1(a) of the Agreement.

“Zoom Material Contract” has the meaning set forth in Section 5.14(a) of the Agreement.

“Zoom Options” has the meaning set forth in Section 1.9 of the Agreement.

“Zoom Properties” has the meaning set forth in Section 5.8(e) of the Agreement.

“Zoom SEC Documents” has the meaning set forth in Section 5.8(a) of the Agreement.

“Zoom Separation” has the meaning set forth in Section 1.7 of the Agreement.

“Zoom Superior Proposal” has the meaning set forth in Section 8.7(a) of the Agreement.

“Zoom Takeover Proposal” has the meaning set forth in Section 8.7(a) of the Agreement.

“Zoom Telephonics” has the meaning set forth in the preamble of the Agreement.

“Zoom Telephonics Constituent Instruments” means the certificate of incorporation of Zoom Telephonics, as amended to the date of this Agreement and the Bylaws of Zoom Telephonics, as amended to the date of this Agreement.

SCHEDULE 1

Leimone Company	Option Period	Percentage of Capital Stock of Leimone Company Held by Gu	Minimum Purchase Price	Purchase Option Multiple
Spread Bridge	7/1/2009 – 2/30/2010	100%	80 million RMB	11
Zhejiang Leimone	7/1/2010 – 2/30/2011	100%	110 million RMB	8
He Bei Lei Ming Digital	7/1/2010 – 2/30/2011	100%	160 million RMB	9
Shanghai Leimone	7/1/2009 – 2/30/2011	100%	49 million RMB	9
Leimone Culture	7/1/2009 – 2/30/2011	70%	49 million RMB	9